                                                                     EXHIBIT 4.2


                          THE SPORTS CLUB COMPANY, INC.

                                    as issuer

                and the Subsidiary Guarantors referred to herein

                      11 3/8% Senior Secured Notes due 2006

                        -------------------------------

                                    INDENTURE
                            Dated as of April 1, 1999


                        -------------------------------


                      U.S. BANK TRUST NATIONAL ASSOCIATION
                                   as Trustee

                                TABLE OF CONTENTS


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                                    ARTICLE I
                   DEFINITIONS AND INCORPORATION BY REFERENCE

Section 1.1   Definitions....................................................      1
Section 1.2   Other Definitions..............................................     13
Section 1.3   Incorporation by Reference of Trust Indenture Act..............     14
Section 1.4   Rules of Construction..........................................     15

                                   ARTICLE II
                                    THE NOTES

Section 2.1   Form and Dating................................................     15
Section 2.2   Execution and Authentication...................................     15
Section 2.3   Registrar, Paying Agent and Depository.........................     16
Section 2.4   Paying Agent to Hold Money in Trust............................     16
Section 2.5   Holder Lists...................................................     17
Section 2.6   Transfer and Exchange..........................................     17
Section 2.7   Replacement Notes..............................................     20
Section 2.8   Outstanding Notes..............................................     20
Section 2.9   Treasury Notes.................................................     21
Section 2.10  Temporary Notes................................................     21
Section 2.11  Cancellation...................................................     21
Section 2.12  Defaulted Interest.............................................     21
Section 2.13  Legends........................................................     22
Section 2.14  Deposit of Moneys..............................................     22

                                   ARTICLE III
                                   REDEMPTION

Section 3.1   Notices to Trustee.............................................     23
Section 3.2   Selection of Notes to Be Redeemed..............................     23
Section 3.3   Notice of Redemption...........................................     23
Section 3.4   Effect of Notice of Redemption.................................     24
Section 3.5   Deposit of Redemption Price....................................     24
Section 3.6   Notes Redeemed in Part.........................................     24
Section 3.7   Optional Redemption............................................     24
Section 3.8   Required Regulatory Redemption.................................     25

                                   ARTICLE IV
                                    COVENANTS

Section 4.1   Payment of Notes...............................................     25
Section 4.2   Maintenance of Office or Agency................................     25
Section 4.3   Reports........................................................     26
Section 4.4   Compliance Certificate.........................................     27
Section 4.5   Taxes..........................................................     27
Section 4.6   Stay, Extension and Usury Laws.................................     27
Section 4.7   Limitation on Restricted Payments..............................     28
Section 4.8   Limitation on Restrictions on Subsidiary Dividends.............     30
Section 4.9   Limitation on Incurrence of Indebtedness.......................     30
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Section 4.10  Limitation on Asset Sales......................................     32
Section 4.11  Limitation on Transactions With Affiliates.....................     34
Section 4.12  Limitation on Liens............................................     34
Section 4.13  Corporate Existence............................................     35
Section 4.14  Repurchase Upon a Change of Control............................     35
Section 4.15  Maintenance of Properties......................................     36
Section 4.16  Maintenance of Insurance.......................................     37
Section 4.17  Restrictions on Sale and Issuance of Subsidiary Stock..........     37
Section 4.18  Limitation on Lines of Business................................     37

                                    ARTICLE V
                                   SUCCESSORS

Section 5.1   When the Company May Merge, etc................................     37
Section 5.2   Successor Substituted..........................................     38

                                   ARTICLE VI
                              DEFAULTS AND REMEDIES

Section 6.1   Events of Default..............................................     38
Section 6.2   Acceleration...................................................     40
Section 6.3   Other Remedies.................................................     40
Section 6.4   Waiver of Past Defaults........................................     41
Section 6.5   Control by Majority............................................     41
Section 6.6   Limitation on Suits............................................     41
Section 6.7   Rights of Holders to Receive Payment...........................     41
Section 6.8   Collection Suit by Trustee.....................................     42
Section 6.9   Trustee May File Proofs of Claim...............................     42
Section 6.10  Priorities.....................................................     42
Section 6.11  Undertaking for Costs..........................................     43

                                   ARTICLE VII
                                     TRUSTEE

Section 7.1   Duties of Trustee..............................................     43
Section 7.2   Rights of Trustee..............................................     44
Section 7.3   Individual Rights of Trustee...................................     44
Section 7.4   Trustee's Disclaimer...........................................     45
Section 7.5   Notice of Defaults.............................................     45
Section 7.6   Reports by Trustee to Holders..................................     45
Section 7.7   Compensation and Indemnity.....................................     45
Section 7.8   Replacement of Trustee.........................................     46
Section 7.9   Successor Trustee by Merger, etc...............................     47
Section 7.10  Eligibility; Disqualification..................................     47
Section 7.11  Preferential Collection of Claims Against Company..............     47

                                  ARTICLE VIII
              DISCHARGE; LEGAL DEFEASANCE AND COVENANT DEFEASANCE

Section 8.1   Discharge; Option to Effect Legal or Covenant Defeasance.......     47
Section 8.2   Legal Defeasance and Discharge.................................     48
Section 8.3   Covenant Defeasance............................................     48
Section 8.4   Conditions to Legal or Covenant Defeasance.....................     48
Section 8.5   Deposits to be Held in Trust; Other Miscellaneous Provisions...     50
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Section 8.6   Repayment to the Company.......................................     50
Section 8.7   Reinstatement..................................................     50
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                                   ARTICLE IX
                                   AMENDMENTS

Section 9.1   Without Consent of Holders.....................................     51
Section 9.2   With Consent of Holders........................................     51
Section 9.3   Compliance with Trust Indenture Act............................     52
Section 9.4   Revocation and Effect of Consents..............................     52
Section 9.5   Notation on or Exchange of Notes...............................     53
Section 9.6   Trustee to Sign Amendments, etc................................     53

                                    ARTICLE X
                              SUBSIDIARY GUARANTIES

Section 10.1  Subsidiary Guaranty............................................     53
Section 10.2  Execution and Delivery of the Subsidiary Guaranties............     55
Section 10.3  Limitation on Subsidiary Guarantor's Liability.................     55
Section 10.4  Rights under the Subsidiary Guaranties.........................     55
Section 10.5  Primary Obligations............................................     56
Section 10.6  Guarantee by Future Subsidiaries...............................     56
Section 10.7  Release of Subsidiary Guarantors...............................     56

                                   ARTICLE XI
                                SECURITY INTEREST

Section 11.1  Assignment of Security Interest................................     57
Section 11.2  Suits to Protect the Collateral................................     58
Section 11.3  Further Assurances and Security................................     58
Section 11.4  Release of Collateral..........................................     58
Section 11.5  Reliance on Opinion of Counsel.................................     59
Section 11.6  Purchaser May Rely.............................................     59
Section 11.7  Payment of Expenses............................................     59

                                   ARTICLE XII
                                  MISCELLANEOUS

Section 12.1  Trust Indenture Act Controls...................................     59
Section 12.2  Notices........................................................     60
Section 12.3  Communication by Holders with Other Holders....................     60
Section 12.4  Certificate and Opinion as to Conditions Precedent.............     61
Section 12.5  Statements Required in Certificate or Opinion..................     61
Section 12.6  Rules by Trustee and Agents....................................     61
Section 12.7  Legal Holidays.................................................     61
Section 12.8  No Recourse Against Others.....................................     61
Section 12.9  Governing Law..................................................     62
Section 12.10 No Adverse Interpretation of Other Agreements..................     62
Section 12.11 Successors.....................................................     62
Section 12.12 Severability...................................................     62
Section 12.13 Counterpart Originals..........................................     62
Section 12.14 Table of Contents, Headings, etc...............................     63
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
        This Indenture, dated as of April 1, 1999, is entered into by and among
The Sports Club Company, Inc., a Delaware corporation (the "Company"), the
Subsidiary Guarantors (as defined below) and U.S. Bank Trust National
Association, a national banking association, as trustee (the "Trustee").

        The Company and the Trustee agree as follows for the benefit of each other and for the equal and ratable benefit of the Holders (as defined below) of the Company's 11% Senior Secured Notes due 2006.

                                    ARTICLE I
                   DEFINITIONS AND INCORPORATION BY REFERENCE

        Section 1.1 Definitions.

        "Acquired Debt" means Indebtedness of a Person existing at the time such Person is merged with or into the Company or a Restricted Subsidiary or becomes a Restricted Subsidiary, other than Indebtedness incurred in connection with, or in contemplation of, such Person merging with or into the Company or a Restricted Subsidiary or becoming a Restricted Subsidiary; provided, that Indebtedness of such acquired Person that is redeemed, defeased, retired or otherwise repaid at the time of or immediately upon consummation of the transactions by which such acquired Person merges with or into or becomes a Restricted Subsidiary shall not be Acquired Debt.

        "Affiliate" of any specified Person means any other Person directly or indirectly controlling or controlled by or under direct or indirect common control with such specified Person. For purposes of this definition, "control" (including, with correlative meanings, the terms "controlling," "controlled by" and "under common control with"), as used with respect to any Person, will mean
(a) the possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of such Person, whether through the ownership of voting securities, by agreement or otherwise or (b) beneficial ownership of 10% or more of the voting power of the Voting Stock of such Person. Notwithstanding the foregoing, (i) neither the Initial Purchasers nor any of their Affiliates will be deemed to be Affiliates of the Company and (ii) a Person beneficially owning 10% or more of the voting power of the Voting Stock of the Company on any date will not be deemed to control the Company on such date solely by reason of clause (b) above if (A) the common stock of the Company is then registered pursuant to Section 12(b) or 12(g) of the Exchange Act, (B) such Person is not, and has not been, required to file a statement on Schedule 13D with respect to its interest in the Company, and (C) such Person is not then an Affiliate of Millennium Entertainment Partners L.P. or D. Michael Talla.

        "Agent" means any Registrar, Paying Agent or co-registrar.

        "Asset Sale" means any (a) direct or indirect sale, assignment, transfer, lease, conveyance, or other disposition (including, without limitation, by way of merger or consolidation) (collectively, a "transfer"), other than in the ordinary course of business, of any assets of the Company or any Restricted Subsidiary; (b) direct or indirect issuance or sale of any Capital Stock of any Restricted Subsidiary, in each case to any Person (other than the Company or a Restricted Subsidiary); or (c) Event of Loss. For purposes of this definition, (i) any series of transactions that are part of a common plan shall be deemed a single Asset Sale and (ii) the term "Asset Sale" shall not include (1) any series of transactions that have a fair market value (or result in gross proceeds) of less than $2,000,000 or (2) any disposition of all or substantially all of the assets of the Company that is governed under and complies with the terms of Article V.

        "Attributable Indebtedness" means, with respect to a Sale-Leaseback Transaction, the present value (discounted at the interest rate borne by the Notes, compounded annually) of the total obligations of the lessee for rental payments during the remaining term of the lease included in such Sale-Leaseback Transaction (including any period for which such lease has been extended).

        "Bankruptcy Law" means title 11, U.S. Code, or any similar federal, state or foreign law for the relief of debtors.

        "beneficial owner" has the meaning attributed to it in Rules 13d-3 and 13d-5 under the Exchange Act (as in effect on the Issue Date), whether or not applicable, except that a "person" shall be deemed to have "beneficial ownership" of all shares that any such person has the right to acquire, whether such right is exercisable immediately or only after the passage of time.

        "Board of Directors" means the board of directors or any duly constituted committee thereof of any corporation or of a corporate general partner of a partnership and any similar body empowered to direct the affairs of any other entity.

        "Business Day" means any day other than a Legal Holiday.

        "Capital Lease Obligation" means, as to any Person, the obligations of such Person under a lease that are required to be classified and accounted for as capital lease obligations under GAAP, and the amount of such obligations at any date shall be the capitalized amount of such obligations at such date, determined in accordance with GAAP.

        "Capital Stock" means, (a) with respect to any Person that is a corporation, any and all shares, interests, participations, rights or other equivalents (however designated) of corporate stock, and (b) with respect to any other Person, any and all partnership or other equity interests of such Person.

        "Cash Equivalent" means (a) securities issued or directly and fully guaranteed or insured by the United States of America or any agency or instrumentality thereof (provided that the full faith and credit of the United States of America is pledged in support thereof); (b) time deposits and certificates of deposit and commercial paper issued by the parent corporation of any domestic commercial bank of recognized standing having capital and surplus in excess of $500,000,000 and commercial paper issued by others rated at least A-2 or the equivalent thereof by Standard & Poor's Corporation or at least P-2 or the equivalent thereof by Moody's Investors Service, Inc. and in each case maturing within one year after the date of acquisition; and (c) investments in money market funds substantially all of whose assets comprise securities of the types described in clauses (a) and (b) above.

        "Change of Control" means the occurrence of any of the following events:

                (a) any merger or consolidation of the Company with or into any Person or any sale, transfer or other conveyance, whether direct or indirect, of all or substantially all of the assets of the Company, on a consolidated basis, in one transaction or a series of related transactions, if, immediately after giving effect to such transaction(s), any "person" or "group" (as such terms are used for purposes of Sections 13(d) and 14(d) of the Exchange Act, whether or not applicable) is or becomes the "beneficial owner," directly or indirectly, of more than 50% of the total voting power in the aggregate of the Voting Stock of the transferee(s) or surviving entity or entities,

                (b) any "person" or "group" (as such terms are used for purposes of Sections 13(d) and 14(d) of the Exchange Act, whether or not applicable) is or becomes the "beneficial owner," directly or indirectly, of more than 50% of the total voting power in the aggregate of the Voting Stock of the Company; provided, that the Voting Stock of the Company owned by Millennium Entertainment Partners L.P. and D. Michael Talla shall not be aggregated together for purposes of calculating the voting power of any such group so long as (i) at least 25% of the Capital Stock of the Company is beneficially owned by Persons who are not Affiliates of the Company or any member of such group, and (ii) a class of Voting Stock of the Company is registered pursuant to Section 12(b) or 12(g) of the Exchange Act, or

                (c) the Company adopts a plan of liquidation.

        "Collateral" means, collectively, the Collateral, the Intellectual Property Collateral, the Pledged Collateral and the Trust Estate, each as defined in the Security Agreements.

        "Collateral Proceeds" means any Net Proceeds received or receivable by the Company or any Restricted Subsidiary as a result of an Asset Sale involving any of the Collateral, and all interest or other earnings on amounts on deposit in the Disbursement Account.

        "Commission" means the United States Securities and Exchange Commission, as from time to time constituted, created under the Exchange Act, or if at any time after the execution of this Indenture such Commission is not existing and performing the duties now assigned to it under the Exchange Act, the Securities Act or the TIA, as the case may be, then the body performing such duties at such time.

        "Company" means the party named as such above, until a successor replaces such Person in accordance with the terms of this Indenture, and thereafter means such successor.

        "Company Order" means a written request or order signed in the name of the Company by its Chairman of the Board, President, Chief Executive Officer or Senior or Executive Vice President, and by its Chairman of the Board, President, Chief Executive Officer, Senior or Executive Vice President Treasurer, Secretary or an Assistant Treasurer or an Assistant Secretary and delivered to the Trustee.

        "Consolidated EBITDA" means, with respect to any Person (the referent Person) for any period, (without duplication),

                (1) consolidated income (loss) from operations of such Person and its subsidiaries for such period, determined in accordance with GAAP, plus

                (2) to the extent such amounts are deducted in calculating such income (loss) from operations of such Person for such period, (i) amortization, depreciation, other non-cash charges (including, without limitation, amortization of goodwill, deferred financing fees and other intangibles but excluding (x) non-cash charges incurred after the Issue Date that require an accrual of or a reserve for cash charges for any future period and (y) normally recurring accruals such as reserves against accounts receivables), and (ii) Pre-Opening Expenses, plus

                (3) the equity interest in net income of unconsolidated subsidiaries of the referent Person, but only to the extent of the amount of dividends or distributions paid to the referent Person or a Wholly Owned Subsidiary of the referent Person, minus

                (4) all expense attributable to minority interest;

        provided, that (i) the income from operations of any Person that is not a Restricted Subsidiary will be included, but only to the extent of the amount of dividends or distributions paid to the referent Person or a Wholly Owned Subsidiary of the referent Person, (ii) the income from operations of any Person acquired in a pooling of interests transaction for any period prior to the date of such acquisition will be excluded, and (iii) the income from operations of any Restricted Subsidiary will not be included to the extent that declarations of dividends or similar distributions by that Restricted Subsidiary are not at the time permitted, directly or indirectly, by operation of the terms of its organization documents or any agreement, instrument, judgment, decree, order, statute, rule or governmental regulation applicable to that Restricted Subsidiary or its owners.

        "Consolidated Interest Expense" means, with respect to any Person for any period, the consolidated interest expense of such Person and its subsidiaries for such period, whether paid or accrued (including amortization of original issue discount, noncash interest payment, and the interest component of Capital Lease Obligations), to the extent such expense was deducted in computing Consolidated Net Income of such Person for such period.

        "Consolidated Net Income" means, with respect to any Person (the referent Person) for any period, the aggregate of the Net Income of such Person and its subsidiaries for such period, determined on a consolidated basis in accordance with GAAP; provided, that (a) the Net Income of any Person relating to any portion of such period that such Person (i) is not a Restricted Subsidiary or (ii) is accounted for by the equity method of accounting will be included only to the extent of the amount of dividends or distributions paid to the referent Person or a Wholly Owned Subsidiary of the referent Person during such portion of such period, (b) the Net Income of any Person acquired in a pooling of interests transaction for any period prior to the date of such acquisition will be excluded, and (c) the Net Income of any Restricted Subsidiary will not be included to the extent that declarations of dividends or similar distributions by that Restricted Subsidiary are not at the time permitted, directly or indirectly, by operation of the terms of its organization documents or any agreement, instrument, judgment, decree, order, statute, rule or governmental regulation applicable to that Restricted Subsidiary or its owners.

        "Consolidated Net Worth" means, with respect to any Person, the total stockholders' equity of such Person determined on a consolidated basis in accordance with GAAP, adjusted to exclude (to the extent included in calculating such equity), (i) the amount of any such stockholders' equity attributable to Disqualified Stock or treasury stock of such Person and its consolidated subsidiaries, (ii) all upward revaluations and other write-ups in the book value of any asset of such Person or a consolidated subsidiary of such Person subsequent to the Issue Date, and (iii) all Investments in subsidiaries of such Person that are not consolidated subsidiaries and in Persons that are not subsidiaries of such Person.

        "Consolidated Rent Expense" means, with respect to any Person for any period, the consolidated rent expense of such Person and its subsidiaries for such period, whether paid or accrued, to the extent such expense was deducted in computing Consolidated Net Income of such Person for such period.

        "Corporate Trust Office" shall be at the address of the Trustee specified in Section 12.2 or such other address as the Trustee may specify by notice to the Company.

        "Credit Facility" means the Fourth Amended and Restated Loan Agreement, dated as of the Issue Date, by and among the Company and various of its subsidiaries and Comerica Bank-California, as sole current lender and as agent, as may be amended, modified or supplemented from time to time or any refinancing or replacement thereof.

        "Custodian" means any receiver, trustee, assignee, liquidator or similar official under any Bankruptcy Law.

        "Default" means any event that is, or after notice or the passage of time or both would be, an Event of Default.

        "Depository" means the Person specified in Section 2.3 as the Depository with respect to the Notes issuable in global form, until a successor shall have been appointed and become such pursuant to the applicable provision of this Indenture, and, thereafter, "Depository" shall mean or include such successor.

        "Designated Guarantors" means any Subsidiary Guarantor that, at or prior to the time of determination, shall have been designated by the Board of Directors of the Company as a Designated Guarantor; provided, that (i) such Subsidiary does not hold any Indebtedness (other than intercompany receivables pursuant to Section 4.9(b)(v)) or Capital Stock of, or any Lien on any assets of, the Company or any other Restricted Subsidiary, (ii) no Default or Event of Default would be in existence following such designation and (iii) the only assets owned by such Designated Guarantor on the date of such designation are assets reasonably related to the operation of The Sports Club/Las Vegas, The Sports Club/Irvine, or the Agoura Hills or Canoga Park Spectrum Clubs. Any such designation by the Board of Directors of the Company shall be evidenced to the Trustee by filing with the Trustee a certified copy of the Board resolution giving effect to such designation and an Officers' Certificate certifying that such designation complies with the foregoing conditions. On the Issue Date, the Designated Guarantors shall be Irvine Sports Club, Inc., Green Valley Spectrum Club, Inc. and Agoura Canoga Spectrum Club, Inc., as to which all of the foregoing conditions have been met.

        "Disbursement Account" has the meaning provided in the Disbursement Agreement.

        "Disbursement Agreement" means the Disbursement Agreement, dated as of the date hereof, by and among the Trustee, as Disbursement Agent, and the Company.

        "Disqualified Stock" means any Equity Interest that (a) either by its terms (or by the terms of any security into which it is convertible or for which it is exchangeable) is or upon the happening of an event would be required to be redeemed or repurchased prior to the final stated maturity of the Notes or is redeemable at the option of the holder thereof at any time prior to such final stated maturity, or (b) is convertible into or exchangeable at the option of the issuer thereof or any other Person for debt securities.

        "DTC" means The Depository Trust Company.

        "Equipment Financing" means Purchase Money Obligations (or Refinancing Indebtedness incurred to Refinance such Purchase Money Obligations) or Capital Lease Obligations incurred to finance the acquisition or lease of fixtures or equipment.

        "Equity Interests" means Capital Stock or warrants, options or other rights to acquire Capital Stock (but excluding any debt security that is convertible into, or exchangeable for, Capital Stock).

        "ERISA" means the Employee Retirement Income Security Act of 1974, as amended.

        "Event of Loss" means, with respect to any property or asset, any (i) loss, destruction or damage of such property or asset or (ii) any condemnation, seizure or taking, by exercise of the power of eminent domain or otherwise, of such property or asset, or confiscation or requisition of the use of such property or asset.

        "Exchange Act" means the Securities Exchange Act of 1934, as amended.

        "Exchange Offer" means the offer that may be made by the Company pursuant to the Registration Rights Agreement to exchange Notes for Exchange Securities.

        "Exchange Securities" has the meaning provided for such term in the Registration Rights Agreement.

        "gaap" means generally accepted accounting principles, as in effect from time to time, set forth in the opinions and pronouncements of the Accounting Principles Board of the American Institute of Certified Public Accountants and statements and pronouncements of the Financial Accounting Standards Board or in such other statements by such other entity as approved by a significant segment of the accounting profession, and in the rules and regulations of the Commission, as in effect from time to time.

        "GAAP" means gaap as in effect on the Issue Date.

        "Governmental Authority" means any agency, authority, board, bureau, commission, department, office or instrumentality of any nature whatsoever of the United States or foreign government, any state, province or any city or other political subdivision or otherwise and whether now or hereafter in existence, or any officer or official thereof.

        "guaranty" or "guarantee," used as a noun, means any guaranty (other than by endorsement of negotiable instruments for collection in the ordinary course of business), direct or indirect, in any manner (including, without limitation, letters of credit and reimbursement agreements in respect thereof), of all or any part of any Indebtedness or other Obligation. "guarantee," used as a verb, has a correlative meaning.

        "Hedging Obligations" means, with respect to any Person, the Obligations of such Person under (a) interest rate swap agreements, interest rate cap agreements and interest rate collar agreements and (b) other agreements or arrangements designed to protect such Person against fluctuations in interest rates.

        "Holder" means the Person in whose name a Note is registered in the register of the Notes.

        "Indebtedness" of any Person means (without duplication)

                (a) all liabilities and obligations, contingent or otherwise, of such Person (i) in respect of borrowed money (regardless of whether the recourse of the lender is to the whole of the assets of such Person or only to a portion thereof), (ii) evidenced by bonds, debentures, notes or other similar instruments, (iii) representing the deferred purchase price of property or services (other than deferred membership revenues and trade payables on customary terms incurred in the ordinary course of business), (iv) created or arising under any conditional sale or other title retention agreement with respect to property acquired by such Person (even though the rights and remedies of the seller or lender under such agreement in the event of default are limited to repossession or sale of such property), (v) as lessee under capitalized leases, (vi) under bankers' acceptance and letter of credit facilities, (vii) to purchase, redeem, retire, defease or otherwise acquire for value any Disqualified Stock, or (viii) in respect of Hedging Obligations;

                (b) all Indebtedness of others that is guaranteed by such Person; and

                (c) all Indebtedness of others that is secured by (or for which the holder of such Indebtedness has an existing right, contingent or otherwise, to be secured by) any Lien on property (including, without limitation, accounts and contract rights) owned by such Person, even though such Person has not assumed or become liable for the payment of such Indebtedness, provided, that the amount of such Indebtedness shall (to the extent such Person has not assumed or become liable for the payment of such Indebtedness) be the lesser of (x) the fair market value of such property at the time of determination and (y) the amount of such Indebtedness.

        The amount of Indebtedness of any Person at any date shall be the outstanding balance at such date of all unconditional obligations as described above and the maximum liability, upon the occurrence of the contingency giving rise to the obligation, of any contingent obligations at such date. Notwithstanding the foregoing, the term Indebtedness shall not include Indebtedness arising from the honoring by a bank or other financial institution of a check, draft or similar instrument inadvertently drawn against insufficient funds in the ordinary course of business; provided, that such Indebtedness is extinguished within three Business Days of the incurrence thereof. The principal amount outstanding of any Indebtedness issued with original issue discount is the accreted value of such Indebtedness.

        "Indenture" means this Indenture as amended or supplemented from time to time.

        "Initial Purchasers" means Jefferies & Company, Inc. and CIBC Oppenheimer Corp.

        "Intercreditor Agreement" means (a) the Intercreditor and Subordination Agreement, dated as of the date hereof, among the Company, the Designated Guarantors named therein, and Comerica Bank-California, as agent under the Credit Facility, and the Trustee or (b) any replacement intercreditor agreement substantially in the form of such intercreditor agreement entered into among the Company, any applicable Designated Guarantors, the Trustee and the lender with respect to Indebtedness incurred pursuant to section 4.9(b)(i) hereof.

        "Interest Coverage Ratio" means, for any period, the ratio of (a) Consolidated EBITDA of the Company for such period, to (b) Consolidated Interest Expense of the Company for such period. In calculating the Interest Coverage Ratio for any period, pro forma effect shall be given to the incurrence, assumption, guarantee, repayment, repurchase, redemption or retirement by the Company or any of its Subsidiaries of any Indebtedness subsequent to the commencement of the period for which the Interest Coverage Ratio is being calculated, as if the same had occurred at the beginning of the applicable period. For purposes of making the computation referred to above, acquisitions that have been made by the Company or any of its Restricted Subsidiaries, including all mergers and consolidations, subsequent to the commencement of such period shall be calculated on a pro forma basis, assuming that all such acquisitions, mergers and consolidations had occurred on the first day of such period. Without limiting the foregoing, the financial information of the Company with respect to any portion of such period that falls before the Issue Date shall be adjusted to give pro forma effect to the issuance of the Notes and the application of the proceeds therefrom as if they had occurred at the beginning of such period.

        "Investments" means, with respect to any Person, all investments by such Person in other Persons (including Affiliates) in the forms of loans, guaranties, advances or capital contributions, purchases or other acquisitions for consideration of Indebtedness, Equity Interests or other securities, and any other items that are or would be classified as investments on a balance sheet prepared in accordance with GAAP (excluding (i) commission, travel and similar advances to officers and employees of such Person made in the ordinary course of business, (ii) advances made under customary indemnification agreements entered into in the ordinary course of business and (iii) bona fide accounts receivable arising from the sale of goods or services in the ordinary course of business consistent with past practice).

        "Issue Date" means the date upon which the Notes are first issued.

        "Legal Holiday" means a Saturday, a Sunday or a day on which banking institutions in the City of New York or at a place of payment are authorized by law, regulation or executive order to remain closed.

        "Lien" means any mortgage, lien, pledge, charge, security interest or encumbrance of any kind, regardless of whether filed, recorded or otherwise perfected under applicable law (including any conditional sale or other title retention agreement, any lease in the nature thereof, any option or other agreement to sell or give a security interest in and any filing of or agreement to give any financing statement under the Uniform Commercial Code (or equivalent statutes) of any jurisdiction).

        "Liquidated Damages" has the meaning set out in the Registration Rights Agreement.

        "Net Income" means, with respect to any Person for any period, the net income (loss) of such Person for such period, determined in accordance with GAAP, excluding (a) any gain or loss, together with any related provision for taxes on such gain or loss, realized in connection with any Asset Sales and dispositions pursuant to Sale-Leaseback Transactions, (b) any extraordinary gain or loss, together with any related provision for taxes on such gain or loss and
(iii) any Pre-Opening Expenses (after giving effect to any related tax benefit on such Pre-Opening Expenses).

        "Net Proceeds" means the aggregate proceeds received in the form of cash or Cash Equivalents in respect of any Asset Sale (including payments in respect of deferred payment obligations when received), net of (a) the reasonable and customary direct out-of-pocket costs relating to such Asset Sale (including, without limitation, legal, accounting and investment banking fees and sales commissions), other than any such costs and expenses payable to an Affiliate of the Company, (b) taxes actually payable directly as a result of such Asset Sale (after taking into account any available tax credits or deductions (to the extent reasonably allocable thereto) and any tax sharing arrangements), (c) amounts required to be applied to the permanent repayment of Indebtedness in connection with such Asset Sale, (d) appropriate amounts provided as a reserve by the Company or any Restricted Subsidiary, in accordance with GAAP, against any liabilities associated with such Asset Sale and retained by the Company or such Restricted Subsidiary, as the case may be, after such Asset Sale (including, without limitation, as applicable, pension and other post-employment benefit liabilities, liabilities related to environmental matters and liabilities under any indemnification obligations arising from such Asset Sale) and (e) if such Person is a Partnership Entity, any distribution of the portion of the Net Proceeds payable to any Person other than the Company or a Restricted Subsidiary pursuant to the Partnership Agreements.

        "Notes" means the 11_% Senior Secured Notes due 2006 authenticated and issued by the Company pursuant to this Indenture, including the Exchange Securities.

        "Obligation" means any principal, premium, interest, penalty, fee, indemnification, reimbursement, damage and other obligation and liability payable under the documentation governing any liability.

        "Offering Circular" means the Offering Circular of the Company, dated March 29, 1999, relating to the offer and sale of $100,000,000 aggregate principal amount of Notes.

        "Officers" means the Chairman of the Board, the President, the Chief Financial Officer, the Chief Operating Officer, the Treasurer, any Assistant Treasurer, the Controller, the Secretary, any Assistant Secretary or Senior Vice President of the Company.

        "Officers' Certificate" means a certificate signed on behalf of the Company by two Officers of the Company, one of whom must be the Chairman of the Board, President, Chief Executive Officer, Chief Financial Officer, Treasurer, Controller or a Senior or Executive Vice President of the Company.

        "Opinion of Counsel" means an opinion from legal counsel who is reasonably acceptable to the Trustee. Such counsel may be an employee of or counsel to the Company, any Subsidiary of the Company or the Trustee.

        "Partnership Agreement" means the partnership agreements of the Partnership Entities as in effect on the Issue Date or as thereafter amended, modified or supplemented; provided that such amendment, modification or supplement does not result, directly or indirectly, (i) in a partner (other than the Company or a Wholly-Owned Subsidiary) being entitled to receive distributions or any other economic benefit in an amount greater than the distributions and economic benefit to which such partner was entitled immediately prior to such amendment, modification or supplement or (ii) in the Company or any Restricted Subsidiary being entitled to receive distributions or any other economic benefit in an amount lesser than the distributions to which the Company or such Restricted Subsidiary was entitled immediately prior to such amendment, modification, or supplement.

        "Partnership Entity" means each of Sports Connection - ES/MB, Reebok - Sports Club/NY, El Segundo TDC Ltd. and LA/Irvine Sports Club, Ltd., in each case so long as it is a Restricted Subsidiary.

        "Permitted Investments" means:

                (a) (i) Investments in the Company or in any Subsidiary Guarantor other than a Designated Guarantor; (ii) Investments of cash in any Designated Guarantor that is concurrently used by such Designated Guarantor in the operation of the Shared Collateral in the ordinary course of its business; and (iii) intercompany receivables permitted pursuant to Section 4.9(b)(v)

                (b) Investments in Cash Equivalents;

                (c) Investments in a Person, if, as a result of such Investment, such Person (i) becomes a Wholly Owned Subsidiary, or (ii) is merged, consolidated or amalgamated with or into, or transfers or conveys substantially all of its assets to, or is liquidated into, the Company or a Wholly Owned Subsidiary;

                (d) purchases of partnership interests in the Partnership Entities outstanding on the Issue Date that comply with Section 4.11;

                (e) Hedging Obligations;

                (f) Investments received as consideration in connection with an Asset Sale made in compliance with Section 4.10;

                (g) Investments existing on the Issue Date (including up to $6,800,000 in contributions to Designated Guarantors to satisfy existing Indebtedness of such Designated Guarantors, as described in the Offering Circular under the caption "Use of Proceeds");

                (h) Investments paid for solely with Capital Stock (other than Disqualified Stock) of the Company; and

                (i) credit extensions to members in the ordinary course of business.

        "Permitted Liens" means:

                (a) Liens arising by reason of any judgment, decree or order of any court for an amount and for a period not resulting in an Event of Default with respect thereto, so long as such Lien is being contested in good faith and is adequately bonded, and any appropriate legal proceedings that may have been duly initiated for the review of such judgment, decree or order shall not have been finally adversely terminated or the period within which such proceedings may be initiated shall not have expired;

                (b) security for the performance of bids, tenders, trade, contracts (other than contracts for the payment of money) or leases, surety bonds, performance bonds and other obligations of a like nature incurred in the ordinary course of business, consistent with industry practice;

                (c) Liens (other than Liens arising under ERISA) for taxes, assessments or other governmental charges not yet due or that are being contested in good faith and by appropriate proceedings if adequate reserves with respect thereto are maintained on the books of the Company in accordance with gaap;

                (d) Liens of carriers, warehousemen, mechanics, landlords, material men, repairmen or other like Liens arising by operation of law in the ordinary course of business consistent with industry practices (other than Liens arising under ERISA) and Liens on deposits made to obtain the release of such Liens if (i) the underlying obligations are not overdue for a period of more than 30 days or (ii) such Liens are being contested in good faith and by appropriate proceedings and adequate reserves with respect thereto are maintained on the books of the Company in accordance with gaap;

                (e) easements, rights of way, zoning and similar restrictions and other similar encumbrances or title defects incurred in the ordinary course of business consistent with industry practices that, in the aggregate, are not substantial in amount, and that do not in any case materially detract from the value of the property subject thereto (as such property is used by the Company or a Subsidiary) or interfere with the ordinary conduct of the business of the Company or any of its Subsidiaries; provided, that such Liens are not incurred in connection with any borrowing of money or any commitment to loan any money or to extend any credit;

                (f) pledges or deposits made in the ordinary course of business in connection with workers' compensation, unemployment insurance and other types of social security legislation;

                (g) Liens that secure Acquired Debt, provided, that such Liens do not extend to or cover any property or assets other than those of the Person being acquired and were not put in place in anticipation of such acquisition;

                (h) Liens that secure Purchase Money Obligations (or Refinancing Indebtedness incurred to Refinance such Purchase Money Obligations) permitted to be incurred under this Indenture or Capital Lease Obligations permitted to be incurred under this Indenture, provided, that such Liens do not extend to or cover any property or assets other than those being acquired;

                (i) Liens securing Obligations under this Indenture, the Notes, the Security Agreements or the Disbursement Agreement;

                (j) Liens on the Shared Collateral securing Indebtedness incurred pursuant to Section 4.9(b)(i); and

                (k) Liens securing Indebtedness of the Partnership Entities incurred pursuant to Section 4.9(b)(i).

        "Person" means any individual, corporation, limited liability company, partnership, joint venture, association, joint stock company, trust, unincorporated organization, government or any agency or political subdivision thereof, or any other entity.

        "Pre-Opening Expenses" means all costs of start-up activities, including organization costs and Club openings that are required to be expensed (and are not capitalized) in accordance with SOP 98-5.

        "Public Equity Offering" means a bona fide underwritten public offering of Qualified Capital Stock of the Company, pursuant to a registration statement filed with and declared effective by the Commission in accordance with the Securities Act.

        "Purchase Money Obligations" means Indebtedness representing, or incurred to finance, the cost (a) of acquiring any assets and (b) of construction or build-out of facilities (including Purchase Money Obligations of any other Person at the time such other Person is merged with or into or is otherwise acquired by the Company); provided, that (i) the principal amount of such Indebtedness does not exceed 80% of such cost, including construction charges, (ii) any Lien securing such Indebtedness does not extend to or cover any other asset or property other than the asset or property being so acquired, and (iii) such Indebtedness is incurred, and any Liens with respect thereto are granted, within 180 days of the acquisition of such property or asset.

        "QIB" means a "qualified institutional buyer" as defined in Rule 144A.

        "Qualified Capital Stock" means, with respect to any Person, Capital Stock of such Person other than Disqualified Stock.

        "Related Business" means the businesses conducted (or proposed to be conducted) by the Company and its Restricted Subsidiaries as of the Issue Date and any and all businesses that in the good faith judgment of the Board of Directors of the Company are materially related businesses.

        "Registration Rights Agreement" means the Registration Rights Agreement, dated as of the Issue Date, by and among the Company, the Subsidiary Guarantors and the Initial Purchasers, as such agreement may be amended, modified or supplemented from time to time.

        "Rent Coverage Ratio" means, for any period, the ratio of (a) the sum of
(i) Consolidated EBITDA of the Company for such period and (ii) Consolidated Rent Expense of the Company for such period, to (b) the sum of (i) Consolidated Interest Expense of the Company for such period and (ii) Consolidated Rent Expense of the Company for such period. In calculating the Rent Coverage Ratio for any period, pro forma effect shall be given to the incurrence, assumption, guarantee, repayment, repurchase, redemption or retirement of any Indebtedness and the entry into or termination of any lease, in each case by the Company or any of its Subsidiaries subsequent to the commencement of the period for which the Rent Coverage Ratio is being calculated, as if the same had occurred at the beginning of the applicable period. For purposes of making the computation referred to above, acquisitions that have been made by the Company or any of its Restricted Subsidiaries, including all mergers and consolidations, subsequent to the commencement of such period shall be calculated on a pro forma basis, assuming that all such acquisitions, mergers and consolidations had occurred on the first day of such period. Without limiting the foregoing, the financial information of the Company with respect to any portion of such period that falls before the Issue Date shall be adjusted to give pro forma effect to the issuance of the Notes and the application of the proceeds therefrom as if they had occurred at the beginning of such period.

        "Responsible Officer" when used with respect to the Trustee, means any officer within the corporate trust department of the Trustee located at the Corporate Trust Office (or any successor group of the Trustee) or any other officer of the Trustee customarily performing functions similar to those performed by any of the designated officers, and also means, with respect to a particular corporate trust matter, any other officer to whom such matter is referred because of his knowledge of and familiarity with the particular subject.

        "Restricted Investment" means an Investment other than a Permitted Investment.

        "Restricted Securities" means Notes that bear or are required to bear the legends relating to restrictions on transfer set forth on Exhibit A hereto.

        "Restricted Subsidiary" means a Subsidiary other than an Unrestricted Subsidiary.

        "Rule 144" means Rule 144 under the Securities Act, as such Rule may be amended from time to time, or any similar rule or regulation hereafter adopted by the Commission.

        "Rule 144A" means Rule 144A under the Securities Act, as such Rule may be amended from time to time, or under any similar rule or regulation hereafter adopted by the Commission.

        "Sale-Leaseback Transaction" means any arrangement providing for the transfer by the Company or any Subsidiary of any property to any Person, which property has been or is to be leased back by the Company or any Subsidiary from such Person or any subsequent transferee of such property.

        "Securities Act" means the Securities Act of 1933, as amended.

        "Security Agreements" means the security agreements listed on Schedule 1 hereto and any other document, instrument or agreement executed or delivered by the Company or any of the Subsidiary Guarantors from time to time pursuant to which the Company or any such Subsidiary Guarantor grants a Lien on any of their respective properties, assets or revenues to secure payment of the Obligations hereunder and under the Notes.

        "Shared Collateral" means (a) any assets now existing or hereafter acquired in the ordinary course of business (whether real or personal) that are owned by a Designated Guarantor and are reasonably related to the operation of The Sports Club/Las Vegas, The Sports Club/Irvine, or the Agoura Hills or Canoga Park Spectrum Clubs, and (b) all of the Capital Stock of, or any other interest in, any Designated Guarantor; in each case only if such property, Capital Stock or other interest (i) is Collateral and (ii) also secures the Obligations of the Company and the Designated Guarantor under the Credit Facility.

        "subsidiary" means, with respect to any Person, (a) any corporation, association or other business entity (including a limited liability company) of which more than 50% of the total voting power of shares of Voting Stock thereof is at the time owned or controlled, directly or indirectly, by such Person or one or more of the other subsidiaries of that Person or a combination thereof and (b) any partnership in which such Person or any of its subsidiaries is a general partner.

        "Subsidiary" means any subsidiary of the Company.

        "Subsidiary Guaranty" means an unconditional guaranty by a Subsidiary Guarantor of the Obligations of the Company under the Notes and this Indenture, as set forth herein, as amended from time to time in accordance with the terms hereof.

        "Subsidiary Guarantor" means any Wholly Owned Subsidiary that has executed and delivered in accordance with this Indenture a Subsidiary Guaranty, and such Person's successors and assigns.

        "Thousand Oaks Transaction" means the sale-leaseback by the Spectrum Club Company, Inc. of its property in Thousand Oaks, California pursuant to the transaction contemplated by the letter of intent, dated January 4, 1999, with Equity Advisory Group.

        "TIA" means the Trust Indenture Act of 1939 (15 U.S.C. Sections 77aaa-77bbbb), as amended, as in effect on the date hereof until such time as this Indenture is qualified under the TIA, and thereafter as in effect on the date on which this Indenture is qualified under the TIA, unless the context requires reference thereto as in effect from time to time.

        "transfer" has the meaning given to such term in the definition of the term "Asset Sale."

        "Trustee" means the party named as such above until a successor replaces it in accordance with the applicable provisions of this Indenture and thereafter means the successor serving hereunder.

        "Unrestricted Subsidiary" means any Subsidiary that, at or prior to the time of determination, shall have been designated by the Board of Directors of the Company as an Unrestricted Subsidiary; provided, that such Subsidiary does not hold any Indebtedness or Capital Stock of, or any Lien on any assets of, the Company or any Restricted Subsidiary. If, at any time, any Unrestricted Subsidiary would fail to meet the foregoing requirements as an Unrestricted Subsidiary, it shall thereafter cease to be an Unrestricted Subsidiary for purposes of this Indenture and any Indebtedness of such Subsidiary shall be deemed to be incurred by a Restricted Subsidiary as of such date. The Board of Directors of the Company may at any time designate any Unrestricted Subsidiary to be a Restricted Subsidiary; provided, that such designation shall be deemed to be an incurrence of Indebtedness by a Restricted Subsidiary of any outstanding Indebtedness of such Unrestricted Subsidiary and such designation shall only be permitted if (i) such Indebtedness is permitted under the Interest Coverage Ratio test set forth in Section 4.9 calculated on a pro forma basis as if such designation had occurred at the beginning of the four-quarter reference period, and (ii) no Default or Event of Default would be in existence following such designation. The Company shall be deemed to make an Investment in each Subsidiary designated as an Unrestricted Subsidiary immediately following such designation in an amount equal to the Investment in such Subsidiary and its subsidiaries immediately prior to such designation; provided, that if such Subsidiary is subsequently redesignated as a Restricted Subsidiary, the amount of such Investment shall be deemed to be reduced (but not below zero) by the fair market value of the net consolidated assets of such Subsidiary on the date of such redesignation. Any such designation by the Board of Directors of the Company shall be evidenced to the Trustee by filing with the Trustee a certified copy of the Board of Directors resolution giving effect to such designation and an Officers' Certificate certifying that such designation complies with the foregoing conditions and is permitted by Section 4.9.

        "U.S. Government Obligations" means direct obligations of the United States of America, or any agency or instrumentality thereof for the payment of which the full faith and credit of the United States of America is pledged.

        "Voting Stock" means, with respect to any Person, (a) one or more classes of the Capital Stock of such Person having general voting power to elect at least a majority of the Board of Directors, managers or trustees of such Person (regardless of whether at the time Capital Stock of any other class or classes have or might have voting power by reason of the happening of any contingency) and (b) any Capital Stock of such Person convertible or exchangeable without restriction at the option of the holder thereof into Capital Stock of such Person described in clause (a) above.

        "Weighted Average Life to Maturity" means, when applied to any Indebtedness at any date, the number of years (rounded to the nearest one-twelfth) obtained by dividing (a) the then outstanding principal amount of such Indebtedness into (b) the total of the product obtained by multiplying (i) the amount of each then remaining installment, sinking fund, serial maturity or other required payments of principal, including payment at final maturity, in respect thereof, by (ii) the number of years (calculated to the nearest one-twelfth) that will elapse between such date and the making of such payment.

        "Wholly Owned Subsidiary" of any Person means a subsidiary of such Person all the Capital Stock of which is owned directly or indirectly by such Person; provided, that with respect to the Company, the term Wholly Owned Subsidiary (a) shall exclude Unrestricted Subsidiaries (b) shall include LA/Irvine Sports Clubs, Ltd ("LASC") so long as (i) LASC is both a Restricted Subsidiary and Subsidiary Guarantor and (b) no amendment, modification or supplement to any agreement or arrangement governing or relating to such partnership is effected after the Issue Date that directly or indirectly in any manner (x) increases the economic benefit to D. Michael Talla under such agreements and arrangement as in effect on the Issue Date or (y) decreases the economic benefit to the Company or any of its Subsidiaries under such agreements and arrangements as in effect on the Issue Date.

        Section 1.2   Other Definitions.


                                                                  Defined
           Term                                                   in Section
           ----                                                   ----------
           "Affiliate Transaction"............................    4.11

           "Change of Control Offer"..........................    4.14

           "Change of Control Payment"........................    4.14

           "Change of Control Payment Date"...................    4.14

           "Covenant Defeasance"..............................    8.3

           "Definitive Notes".................................    2.1

           "Event of Default".................................    6.1

           "Excess Proceeds"..................................    4.10

           "Excess Proceeds Offer"............................    4.10

           "Excess Proceeds Offer Period".....................    4.10

           "Excess Proceeds Payment Date".....................    4.10

           "Global Notes".....................................    2.1

           "incur"............................................    4.9

           "Legal Defeasance".................................    8.2

           "Paying Agent".....................................    2.3; 8.5 (solely for
                                                                  purposes of Section 8.5)

           "Purchase Amount"..................................    4.10

           "Refinance"........................................    4.9

           "Refinancing Indebtedness".........................    4.9

           "Registrar"........................................    2.3

           "Restricted Payments"..............................    4.7

           "Security Interest"................................    11.1

           "Subsidiary Guaranty"..............................    10.1


        Section 1.3 Incorporation by Reference of Trust Indenture Act.

        Whenever this Indenture refers to a provision of the TIA, the provision is incorporated by reference in and made a part of this Indenture.

        The following TIA terms used in this Indenture have the following meanings:

        "indenture securities" means the Notes;

        "indenture security holder" means a Holder of a Note;

        "indenture to be qualified" means this Indenture;

        "indenture trustee" or "institutional trustee" means the Trustee;

        "obligor" on the Notes means the Company, the Subsidiary Guarantors and any successor obligor upon the Notes.

        All other terms used in this Indenture that are defined by the TIA, defined by TIA reference to another statute, or defined by Commission rule under the TIA have the meanings so assigned to them.


        Section 1.4 Rules of Construction.

        Unless the context otherwise requires:

                (1) a term has the meaning assigned to it;

                (2) an accounting term not otherwise defined has the meaning assigned to it in accordance with GAAP;

                (3) "or" is not exclusive;

                (4) words in the singular include the plural, and in the plural include the singular;

                (5) "herein," "hereof" and other words of similar import refer to this Indenture as a whole and not to any particular Article, Section or other subdivision, and the terms "Article," "Section," "Exhibit" and "Schedule," unless otherwise specified or indicated by the context in which used, mean the corresponding Article or Section of, or the corresponding Exhibit or Schedule to, this Indenture;

                (6) references to agreements and other instruments include subsequent amendments, supplements and waivers to such agreements or instruments but only to the extent not prohibited by this Indenture; and

                (7) provisions apply to successive events and transactions.

                                   ARTICLE II
                                    THE NOTES

        Section 2.1 Form and Dating.

        The Notes and the Trustee's certificate of authentication shall be substantially in the form of Exhibit A attached hereto, the terms of which are incorporated in and made a part of this Indenture. Each Note shall include the Subsidiary Guaranty executed by each of the Subsidiary Guarantors in the form of Exhibit C attached hereto, the terms of which are incorporated in and made a part of this Indenture. The Notes may have notations, legends or endorsements required by law, stock exchange rule, agreements to which the Company is subject or usage. Each Note shall be dated the date of its authentication. The Notes shall be issued in denominations of $1,000 and integral multiples thereof.

        The Notes will be issued (i) in global form (the "Global Notes"), substantially in the form of Exhibit A attached hereto (including the text referred to in footnote 1 thereto) and (ii) under certain circumstances, in definitive form (the "Definitive Notes"), substantially in the form of Exhibit A attached hereto (excluding the text referred to in footnote 1 thereto). Each Global Note shall represent the aggregate amount of outstanding Notes from time to time endorsed thereon; provided, that the aggregate amount of outstanding Notes represented thereby may from time to time be reduced or increased, as appropriate, to reflect exchanges and redemptions. Any endorsement of a Global Note to reflect the amount of any increase or decrease in the amount of outstanding Notes represented thereby shall be made by the Trustee, in accordance with instructions given by the Holder thereof, as required by Section 2.6.

        Notes may not be issued with original issue discount as determined under
Section 1273 of the Internal Revenue Code of 1986, as amended.

        Section 2.2 Execution and Authentication.

        The Notes shall be executed on behalf of the Company, by manual or facsimile signature, by its Chairman of the Board, its President or one of its Vice Presidents and attested by another Officer by manual or facsimile signature. If an Officer whose signature is on a Note no longer holds that office at the time the Note is authenticated, the Note shall nevertheless be valid.

        A Note shall not be valid until authenticated by the manual signature of the Trustee. The signature of the Trustee shall be conclusive evidence that the Note has been authenticated under this Indenture. The form of Trustee's certificate of authentication to be borne by the Notes shall be substantially as set forth in Exhibit A attached hereto.

        The Trustee shall, upon a Company Order, authenticate for original issue
(i) up to $100,000,000 aggregate principal amount of Notes, and (ii) up to $100,000,000 aggregate principal amount of Exchange Securities from time to time for issue only in exchange for a like principal amount of Notes originally issued. The aggregate principal amount of Notes (including Exchange Securities) outstanding at any time may not exceed $100,000,000 except as provided in
Section 2.7 hereof.

        The Trustee may appoint an authenticating agent acceptable to the Company to authenticate Notes. Unless limited by the terms of such appointment, an authenticating agent may authenticate Notes whenever the Trustee may do so. Each reference in this Indenture to authenticating by the Trustee includes authenticating by such agent. An authenticating agent has the same rights as an Agent to deal with the Company or an Affiliate of the Company.

        The Company, the Trustee and any agent of the Company or the Trustee may treat the Person in whose name any Note is registered as the owner of such Note for the purpose of receiving payment of principal of and (subject to the provisions of this Indenture and the Notes with respect to record dates) interest on such Note and for all other purposes whatsoever, regardless of whether such Note is overdue, and neither the Company, the Trustee nor any agent of the Company or the Trustee shall be affected by notice to the contrary.

        Section 2.3 Registrar, Paying Agent and Depository.

        The Company shall maintain (i) an office or agency where Notes may be presented for registration of transfer or for exchange ("Registrar") and (ii) an office or agency where Notes may be presented for payment ("Paying Agent"). The Company initially appoints the Trustee as Registrar and Paying Agent. The Registrar shall keep a register of the Notes and of their transfer and exchange. The Company may appoint one or more co-registrars and one or more additional paying agents. The term "Registrar" includes any co-registrar and the term "Paying Agent" includes any additional paying agent. The Company may change any Paying Agent or Registrar without notice to any Holder. The Company shall notify the Trustee of the name and address of any Agent not a party to this Indenture. If the Company fails to appoint or maintain another entity as Registrar or Paying Agent, the Trustee shall act as such. The Company or any of its Subsidiaries may act as Paying Agent or Registrar, except that for purposes of Articles III and VIII and Sections 4.1, 4.10 and 4.14, neither the Company nor any of its Subsidiaries shall act as Paying Agent.

        The Company shall enter into an appropriate agency agreement with any Agent not a party to this Indenture, which shall incorporate the provisions of the TIA. The agreement shall implement the provisions of this Indenture that relate to such Agent.

        The Company initially appoints DTC to act as Depository with respect to the Global Notes. The Trustee shall act as custodian for the Depository with respect to the Global Notes.

        Section 2.4 Paying Agent to Hold Money in Trust.

        The Company shall require each Paying Agent other than the Trustee to agree in writing that the Paying Agent shall hold in trust for the benefit of the Holders or the Trustee all money held by the Paying Agent for the payment of principal, premium, if any, or interest on the Notes and shall notify the Trustee in writing of any default by the Company in making any such payment. While any such default continues, the Trustee may require a Paying Agent to pay all money held by it to the Trustee. The Company at any time may require a Paying Agent to pay all money held by it to the Trustee. Upon payment over to the Trustee, the Paying Agent (if other than the Company or a Subsidiary of the Company) shall have no further liability for the money delivered to the Trustee. If the Company or a Subsidiary of the Company acts as Paying Agent (subject to Section 2.3), it shall segregate and hold in a separate trust fund for the benefit of the Holders all money held by it as Paying Agent.

        Section 2.5 Holder Lists.

        The Trustee shall preserve in as current a form as is reasonably practicable the most recent list available to it of the names and addresses of all Holders and shall otherwise comply with TIA Section 312(a). If the Trustee is not the Registrar, the Company shall furnish to the Trustee at least seven Business Days before each interest payment date and at such other times as the Trustee may request in writing a list in such form and as of such date as the Trustee may reasonably require of the names and addresses of the Holders, including the aggregate principal amount of Notes held by each such Holder, and the Company shall otherwise comply with TIA Section 312(a).

        Section 2.6 Transfer and Exchange.

                (1) Transfer and Exchange of Definitive Notes. When Definitive Notes are presented by a Holder to the Registrar with a request (1) to register the transfer of the Definitive Notes or (2) to exchange such Definitive Notes for an equal principal amount of Definitive Notes of other authorized denominations, the Registrar shall register the transfer or make the exchange as requested if its requirements for such transactions are met; provided, that the Definitive Notes so presented
        (A) have been duly endorsed or accompanied by a written instruction of transfer in form satisfactory to the Registrar duly executed by such Holder or by his attorney, duly authorized in writing; and (B) in the case of a Restricted Security, such request shall be accompanied by the following additional documents:

                    (1) if such Restricted Security is being delivered to the
                Registrar by a Holder for registration in the name of such Holder, without transfer, a certification to that effect (in substantially the form of Exhibit B attached hereto); or

                    (2) if such Restricted Security is being transferred to a
                QIB in accordance with Rule 144A or pursuant to an effective registration statement under the Securities Act, a certification to that effect (in substantially the form of Exhibit B attached hereto); or

                    (3) if such Restricted Security is being transferred in
                reliance on another exemption from the registration requirements of the Securities Act, a certification to that effect (in substantially the form of Exhibit B attached hereto) and an opinion of counsel reasonably acceptable to the Company and the Registrar to the effect that such transfer is in compliance with the Securities Act.

                (2) Transfer of a Definitive Note for a Beneficial Interest in a Global Note. A Definitive Note may be exchanged for a beneficial interest in a Global Note only upon receipt by the Trustee of a Definitive Note, duly endorsed or accompanied by appropriate instruments of transfer, in form satisfactory to the Trustee, together with:

                    (1) written instructions directing the Trustee to make an
                endorsement on the appropriate Global Note to reflect an increase in the aggregate principal amount of the Notes represented by such Global Note, and

                    (2) if such Definitive Note is a Restricted Security, a
                certification (in substantially the form of Exhibit B attached hereto) and, if applicable, a legal opinion, in each case similar to that required pursuant to clauses (i), (ii) or (iii) of Section 2.6(a), as applicable;

        in which case the Trustee shall cancel such Definitive Note and cause the aggregate principal amount of Notes represented by the appropriate Global Note to be increased accordingly. If no Global Note is then outstanding, the Company shall issue and the Trustee shall authenticate a new Global Note in the appropriate principal amount.

                (3) Transfer and Exchange of Global Notes. The transfer and exchange of Global Notes or beneficial interests therein shall be effected through the Depository in accordance with this Indenture and the procedures of the Depository therefor, which shall include restrictions on transfer comparable to those set forth herein to the extent required by the Securities Act.

                (4) Transfer of a Beneficial Interest in a Global Note for a Definitive Note. Upon receipt by the Trustee of written transfer instructions (or such other form of instructions as is customary for the Depository), from the Depository (or its nominee) on behalf of any Person having a beneficial interest in a Global Note, the Trustee shall, in accordance with the standing instructions and procedures existing between the Depository and the Trustee, cause the aggregate principal amount of Global Notes to be reduced accordingly and, following such reduction, the Company shall execute and the Trustee shall authenticate and deliver to the transferee a Definitive Note in the appropriate principal amount; provided, that in the case of a Restricted Security, such instructions shall be accompanied by the following additional documents:

                    (1) if such beneficial interest is being transferred to the
                Person designated by the Depository as being the beneficial owner, a certification to that effect (in substantially the form of Exhibit B attached hereto); or

                    (2) if such beneficial interest is being transferred to a
                QIB in accordance with Rule 144A or pursuant to an effective registration statement under the Securities Act, a certification to that effect (in substantially the form of Exhibit B attached hereto); or

                    (3) if such beneficial interest is being transferred in
                reliance on another exemption from the registration requirements of the Securities Act, a certification to that effect (in substantially the form of Exhibit B attached hereto) and an opinion of counsel reasonably acceptable to the Company and to the Registrar to the effect that such transfer is in compliance with the Securities Act.

        Definitive Notes issued in exchange for a beneficial interest in a Global Note shall be registered in such names and in such authorized denominations as the Depository shall instruct the Trustee.

                (5) Transfer and Exchange of Global Notes. Notwithstanding any other provision of this Indenture, the Global Note may not be transferred as a whole except by the Depository to a nominee of the Depository or by a nominee of the Depository to the Depository or another nominee of the Depository or by the Depository or any such nominee to a successor Depository or a nominee of such successor Depository; provided, that if:

                    (1) the Depository notifies the Company that the Depository is unwilling or unable to continue as Depository and a successor Depository is not appointed by the Company within 90 days after delivery of such notice; or

                    (2) the Company, at its sole discretion, notifies the
                Trustee in writing that it elects to cause the issuance of Definitive Notes under this Indenture,

        then the Company shall execute and the Trustee shall authenticate and deliver, Definitive Notes in an aggregate principal amount equal to the aggregate principal amount of the Global Note in exchange for such Global Note.

                (6) Cancellation and/or Adjustment of Global Notes. At such time as all beneficial interests in the Global Note have either been exchanged for Definitive Notes, redeemed, repurchased or cancelled, the Global Note shall be returned to (or retained by) and cancelled by the Trustee. At any time prior to such cancellation, if any beneficial interest in the Global Note is exchanged for Definitive Notes, redeemed, repurchased or cancelled, the aggregate principal amount of Notes represented by such Global Note shall be reduced accordingly and an endorsement shall be made on such Global Note by the Trustee to reflect such reduction.

                (7) General Provisions Relating to Transfers and Exchanges. To permit registrations of transfers and exchanges, the Company shall execute and the Trustee shall authenticate Definitive Notes and Global Notes at the Registrar's request. All Definitive Notes and Global Notes issued upon any registration of transfer or exchange of Definitive Notes or Global Notes shall be legal, valid and binding obligations of the Company, evidencing the same debt, and entitled to the same benefits under this Indenture, as the Definitive Notes or Global Notes surrendered upon such registration of transfer or exchange.

                No service charge shall be made to a Holder for any registration of transfer or exchange, but the Company may require payment of a sum sufficient to cover any transfer tax or similar governmental charge payable in connection therewith (other than any such transfer taxes or similar governmental charge payable upon exchange (without transfer to another person) pursuant to Sections 2.10, 3.7, 4.10, 4.14 and 9.5).

                The Company shall not be required to (i) issue, register the transfer of or exchange Notes during a period beginning at the opening of business 15 days before the day of any selection of Notes for redemption under Section 3.2 and ending at the close of business on the day of selection; or (ii) register the transfer of or exchange any Note so selected for redemption in whole or in part, except the unredeemed portion of any Note being redeemed in part; (iii) during a Change of Control Offer or Excess Proceeds Offer if such Note is tendered pursuant to such Change of Control Offer or Excess Proceeds Offer and not withdrawn or (iv) register the transfer of or exchange a Note between a record date and the next succeeding interest payment date.

                Prior to due presentment for the registration of a transfer of any Note, the Trustee, any Agent and the Company may deem and treat the Person in whose name any Note is registered as the absolute owner of such Note for all purposes, and neither the Trustee, any Agent nor the Company shall be affected by notice to the contrary.

                (8) Exchange of Notes for Exchange Securities. Notes may be exchanged for Exchange Securities pursuant to the terms of the Exchange Offer. The Trustee and Registrar shall make the exchange as follows:

                The Company shall present the Trustee with an Officers' Certificate certifying the following:

                    (1) upon issuance of the Exchange Securities, the
                transactions contemplated by the Exchange Offer have been consummated; and

                    (2) the principal amount of Notes properly tendered in the
                Exchange Offer that are represented by a Global Note and the principal amount of Notes properly tendered in the Exchange Offer that are represented by Definitive Notes; the name of each Holder of such Definitive Notes; the principal amount properly tendered in the Exchange Offer by each such Holder; and the name and address to which Definitive Notes for Exchange Securities shall be registered and sent for each such Holder.

        The Trustee, upon receipt of (i) such Officers' Certificate, (ii) an Opinion of Counsel (x) to the effect that the Exchange Securities have been registered under Section 5 of the Securities Act and this Indenture has been qualified under the TIA and (y) with respect to the matters set forth in Section 5(p) of the Registration Rights Agreement and (iii) a Company Order, shall authenticate (A) a Global Note for Exchange Securities in aggregate principal amount equal to the aggregate principal amount of Notes represented by a Global Note indicated in such Officers' Certificate as having been properly tendered and (B) Definitive Notes representing Exchange Securities registered in the names of, and in the principal amounts indicated in such Officers' Certificate.

                The Trustee shall make available for delivery such Definitive Notes for Exchange Securities to the Holders thereof as indicated in such Officers' Certificate.

        Section 2.7 Replacement Notes.

        If any mutilated Note is surrendered to the Trustee, or the Company and the Trustee receive evidence to their satisfaction of the destruction, loss or theft of any Note, the Company shall issue and the Trustee shall authenticate a replacement Note if the Trustee's requirements for replacements of Notes are met. If required by the Trustee or the Company, an indemnity bond must be supplied by the Holder that is sufficient in the judgment of the Trustee and the Company to protect the Company, the Trustee, any Agent or any authenticating agent from any loss that any of them may suffer if a Note is replaced. The Company or the Trustee may charge for its expenses in replacing a Note.

        Every replacement Note is an obligation of the Company and shall be entitled to all of the benefits of this Indenture equally and proportionately with all other Notes duly issued hereunder.

        Section 2.8 Outstanding Notes.

        The Notes outstanding at any time are all the Notes authenticated by the Trustee except for those cancelled by it, those delivered to it for cancellation, those reductions in the interest in a Global Note effected by the Trustee in accordance with the provisions hereof, and those described in this
Section 2.8 as not outstanding.

        If a Note is replaced pursuant to Section 2.7, the replaced Note ceases to be outstanding unless the Trustee receives proof satisfactory to it that the replaced Note is held by a bona fide purchaser.

        If the principal amount of any Note is considered paid under Section 4.1, it ceases to be outstanding and interest on it ceases to accrue.

        Subject to Section 2.9, a Note does not cease to be outstanding because the Company or an Affiliate of the Company holds the Note.

        Section 2.9 Treasury Notes.

        In determining whether the Holders of the required principal amount of Notes have concurred in any direction, waiver or consent, Notes owned by the Company or any Affiliate of the Company shall be considered as though not outstanding, except that for purposes of determining whether the Trustee shall be protected in relying on any such direction, waiver or consent, only Notes that a Responsible Officer of the Trustee knows to be so owned shall be considered as not outstanding.

        Section 2.10 Temporary Notes.

        Pending the preparation of definitive Notes, the Company (and the Subsidiary Guarantors) may execute, and upon Company Order the Trustee shall authenticate and deliver, temporary Notes that are printed, lithographed, typewritten, mimeographed or otherwise reproduced, in any authorized denomination, substantially of the tenor of the definitive Notes in lieu of which they are issued and with such appropriate insertions, omissions, substitutions and other variations as the officers executing such Notes may determine, as conclusively evidenced by their execution of such Notes.

        If temporary Notes are issued, the Company (and the Subsidiary Guarantors) shall cause definitive Notes to be prepared without unreasonable delay. The definitive Notes shall be printed, lithographed or engraved, or provided by any combination thereof, or in any other manner permitted by the rules and regulations of any principal national securities exchange, if any, on which the Notes are listed, all as determined by the Officers executing such definitive Notes. After the preparation of definitive Notes, the temporary Notes shall be exchangeable for definitive Notes upon surrender of the temporary Notes at the office or agency maintained by the Company for such purpose pursuant to
Section 4.2, without charge to the Holder. Upon surrender for cancellation of any one or more temporary Notes, the Company (and the Subsidiary Guarantors) shall execute, and the Trustee shall authenticate and make available for delivery, in exchange therefor the same aggregate principal amount of definitive Notes of authorized denominations. Until so exchanged, the temporary Notes shall in all respects be entitled to the same benefits under this Indenture as definitive Notes.

        Section 2.11 Cancellation.

        The Company at any time may deliver Notes to the Trustee for cancellation. The Registrar and Paying Agent shall forward to the Trustee any Notes surrendered to them for registration of transfer, exchange or payment and not previously received by the Trustee. The Trustee and no one else shall cancel all Notes redeemed, paid or surrendered for registration of transfer, exchange, payment, replacement or cancellation and shall retain or destroy cancelled Notes in accordance with its normal practices (subject to the record retention requirement of the Exchange Act) unless the Company directs them to be returned to it. The Company may not issue new Notes to replace Notes that have been redeemed or paid or that have been delivered to the Trustee for cancellation.

        Section 2.12 Defaulted Interest.

        If the Company defaults in a payment of interest on the Notes, it shall pay the defaulted interest in any lawful manner plus, to the extent lawful, interest payable on the defaulted interest, to the Persons who are Holders on a subsequent special record date, which date shall be at the earliest practicable date but in all events at least ten Business Days prior to the payment date, in each case at the rate provided in the Notes and in Section 4.1. The Company shall, with the consent of the Trustee, fix or cause to be fixed each such special record date and payment date. At least 30 days before the special record date, the Company (or the Trustee, in the name of and at the expense of the Company, upon 15 days written notice to the Trustee) shall mail to the Holders a notice that states the special record date, the related payment date and the amount of such interest to be paid.

        Section 2.13 Legends.

                (1) Except as permitted by subsections (b) or (c) of this
        Section 2.13, each Note shall bear legends relating to restrictions on transfer pursuant to the securities laws in substantially the form set forth on Exhibit A attached hereto.

                (2) Upon any sale or transfer of a Restricted Security (including any Restricted Security represented by a Global Note) pursuant to Rule 144 under the Securities Act or pursuant to an effective registration statement under the Securities Act:

                    (1) in the case of any Restricted Security that is a
                Definitive Note, the Registrar shall permit the Holder thereof to exchange such Restricted Security for a Definitive Note that does not bear the legends required by subsection (a) above; and

                    (2) in the case of any Restricted Security represented by a
                Global Note, such Restricted Security shall not be required to bear the legends required by subsection (a) above, but shall continue to be subject to the provisions of Section 2.6(c); provided, that with respect to any request for an exchange of a Restricted Security that is represented by a Global Note for a Definitive Note that does not bear the legends required by subsection (a) above, which request is made in reliance upon Rule 144, the Holder thereof shall certify in writing to the Registrar that such request is being made pursuant to Rule 144.

                (3) The Company (and the Subsidiary Guarantors) shall issue and the Trustee shall authenticate Exchange Securities in exchange for Notes accepted for exchange in the Exchange Offer. The Exchange Securities shall not bear the legends required by subsection (a) above unless the Holder of such Notes is either:

                    (1) a broker-dealer who purchased such Notes directly from the Company to resell pursuant to Rule 144A or any other available exemption under the Securities Act,

                    (2) a Person participating in the distribution of the Notes,
                or

                    (3) a Person who is an affiliate (as defined in Rule 144) of the Company.

                    (4) each Note and Subsidiary Guaranty shall bear a legend
                noting that the Obligations of the Designated Guarantors under the Subsidiary Guaranties with respect to the Notes are subject to the terms of the Intercreditor Agreement.

        Section 2.14 Deposit of Moneys.

               Subject to Section 3.5, prior to 10:00 a.m. Eastern time on each date on which the principal of, premium, if any, and interest on the Notes are due, the Company shall deposit with the Trustee or Paying Agent in immediately available funds money sufficient to make cash payments, if any, due on such date in a timely manner which permits the Trustee or such Paying Agent to remit payment to the Holders on such date.

                                   ARTICLE III
                                   REDEMPTION

        Section 3.1 Notices to Trustee.

        If the Company elects or is required to redeem Notes pursuant to Section
3.7 or 3.8, it shall furnish to the Trustee, at least 45 days but not more than 60 days before a redemption date (except in the case of a Required Regulatory Redemption requiring less notice), an Officers' Certificate setting forth (i) the clause of Section 3.7 or 3.8 pursuant to which the redemption shall occur,
(ii) the redemption date, (iii) the principal amount of Notes to be redeemed and
(iv) the redemption price.

        Section 3.2 Selection of Notes to Be Redeemed.

        If less than all the Notes are to be redeemed pursuant to Section 3.7, the Trustee shall select the Notes to be redeemed in compliance with the requirements of the principal national securities exchange, if any, on which the Notes are listed, or, if the Notes are not so listed, pro rata, by lot or by such method as the Trustee deems to be fair and reasonable.

        The Trustee shall promptly notify the Company in writing of the Notes selected for redemption and, in the case of any Note selected for partial redemption, the principal amount thereof to be redeemed. Notes and portions of Notes selected shall be in amounts of $1,000 or whole multiples of $1,000. Provisions of this Indenture that apply to Notes called for redemption also apply to portions of Notes called for redemption.

        Section 3.3 Notice of Redemption.

        At least 30 days but not more than 60 days before a redemption date (except in the case of a Required Regulatory Redemption requiring less notice), the Company shall mail a notice of redemption by first class mail to each Holder whose Notes are to be redeemed at such Holder's registered address.

        The notice shall identify the Notes to be redeemed and shall state:

                (1) the redemption date;

                (2) the redemption price;

                (3) if any Note is being redeemed in part only, the portion of the principal amount of such Note to be redeemed and that, after the redemption date, upon cancellation of the original Note, a new Note or Notes in principal amount equal to the unredeemed portion shall be issued;

                (4) the name and address of the Paying Agent;

                (5) that Notes called for redemption must be surrendered to the Paying Agent to collect the redemption price;

                (6) that, unless the Company defaults in making such redemption payment, interest on Notes or portions of Notes called for redemption ceases to accrue on and after the redemption date;

                (7) the paragraph of the Notes and/or the section of this Indenture pursuant to which the Notes called for redemption are being redeemed; and

                (8) the CUSIP number of the Notes to be redeemed.

        At the Company's request, the Trustee shall give the notice of redemption in the name of the Company and at the Company's expense; provided that the Company shall deliver to the Trustee, at least 45 days (unless a shorter period is acceptable to the Trustee) prior to the redemption date, an Officers' Certificate requesting that the Trustee give such notice and setting forth the information to be stated in such notice as provided in the preceding paragraph.

        Section 3.4 Effect of Notice of Redemption.

        Once notice of redemption has been mailed to the Holders in accordance with Section 3.3, Notes called for redemption become due and payable on the redemption date at the redemption price. At any time prior to the mailing of a notice of redemption to the Holders pursuant to Section 3.3, the Company may withdraw, revoke or rescind any notice of redemption delivered to the Trustee without any continuing obligation to redeem the Notes as contemplated by such notice of redemption.

        Section 3.5 Deposit of Redemption Price.

        At or before 10:00 a.m. Eastern time on the redemption date, the Company shall deposit with the Trustee (to the extent not already held by the Trustee) or with the Paying Agent money in immediately available funds sufficient to pay the redemption price of and accrued interest on all Notes to be redeemed on that date. The Trustee or the Paying Agent shall return to the Company any money deposited with the Trustee or the Paying Agent by the Company in excess of the amounts necessary to pay the redemption price of, and accrued interest on, all Notes to be redeemed.

        Interest on the Notes to be redeemed shall cease to accrue on the applicable redemption date, regardless of whether such Notes are presented for payment, if the Company makes or deposits the redemption payment in accordance with this Section 3.5. If any Note called for redemption shall not be paid upon surrender for redemption because of the failure of the Company to comply with the preceding paragraph, interest shall be paid on the unpaid principal, from the redemption date until such principal is paid, and to the extent lawful on any interest not paid on such unpaid principal, in each case at the rate provided in the Notes.

        Section 3.6 Notes Redeemed in Part.

        Upon surrender of a Note that is redeemed in part, the Company shall issue and the Trustee shall authenticate for the Holder at the expense of the Company a new Note equal in principal amount to the unredeemed portion of the Note surrendered.

        Section 3.7 Optional Redemption.

                (1) Except as set forth in Section 3.7(b), the Notes are not redeemable at the Company's option prior to March 15, 2003. Thereafter, the Notes will be subject to redemption at the option of the Company, in whole or in part, at the redemption prices (expressed as percentages of principal amount) set forth below, plus accrued and unpaid interest thereon, if any, to the applicable redemption date, if redeemed during the 12-month period beginning on March 15 of the years indicated below:


               Year                         Percentage
               ----                         ----------
               2003                         105.688%
               2004                         102.844%
               2005 and thereafter          100.000%


                (2) At any time or from time to time prior to March 15, 2002, the Company may, at its option, redeem up to 35% of the original principal amount of the Notes issued on or after the Issue Date, at a redemption price of 111.375% of the principal amount thereof, plus accrued and unpaid interest, if any, through the applicable redemption date, with the net cash proceeds of one or more Public Equity Offerings; provided, that (I) such redemption shall occur within 60 days of the date of closing of such Public Equity Offering and (ii) at least 65% of the aggregate principal amount of Notes issued on or after the Issue Date remains outstanding immediately after giving effect to each such redemption.

                                   ARTICLE IV
                                    COVENANTS

        Section 4.1 Payment of Notes.

        The Company shall pay the principal and premium, if any, of, and interest on, the Notes on the dates and in the manner provided in the Notes. Principal, premium, if any, and interest shall be considered paid on the date due if the Paying Agent, other than the Company or a Subsidiary of the Company, holds on or before that date money deposited by the Company in immediately available funds and designated for and sufficient to pay all principal, premium, if any, and interest then due. Such Paying Agent shall return to the Company, no later than three Business Days following the date of payment, any money that exceeds such amount of principal, premium, if any, and interest then due and payable on the Notes. The Company shall pay any and all amounts, including, without limitation, Liquidated Damages, if any, on the dates and in the manner required under the Registration Rights Agreement.

        The Company shall pay interest (including post-petition interest) on overdue principal at the rate equal to 1% per annum in excess of the then applicable interest rate on the Notes to the extent lawful; it shall pay interest (including post-petition interest) on overdue installments of interest (without regard to any applicable grace period) at the same rate to the extent lawful.

        Section 4.2 Maintenance of Office or Agency.

        The Company shall maintain an office or agency (which may be an office of the Trustee, Registrar or co-registrar) in the Borough of Manhattan, the City of New York, where Notes may be surrendered for registration of transfer or exchange and where notices and demands to or upon the Company in respect of the Notes and this Indenture may be served. The Company shall give prompt written notice to the Trustee of the location, and any change in the location, of such office or agency. If at any time the Company shall fail to maintain any such required office or agency or shall fail to furnish the Trustee with the address thereof, such presentations, surrenders, notices and demands may be made or served at the Corporate Trust Office of the Trustee.

        The Company may also from time to time designate one or more other offices or agencies where the Notes may be presented or surrendered for any or all such purposes and may from time to time rescind such designations; provided, that no such designation or rescission shall in any manner relieve the Company of its obligation to maintain an office or agency for such purposes. The Company shall give prompt written notice to the Trustee of any such designation or rescission and of any change in the location of any such other office or agency.

        The Company hereby designates the Corporate Trust Office of the Trustee as one such office or agency of the Company in accordance with Section 2.3.

        Section 4.3 Reports.

                (1) The Company shall file with the Trustee, within 15 days after the date of filing with the Commission, copies of the reports, information and other documents (or copies of such portions of any of the foregoing as the Commission may by rules and regulations prescribe) that the Company is required to file with the Commission pursuant to
        Section 13 or 15(d) of the Exchange Act. If the Company is not subject to the requirements of Section 13 or 15(d) of the Exchange Act, the Company shall file with the Trustee all such reports, information and other documents as it would be required to file if it were subject to the requirements of Section 13 or 15(d) of the Exchange Act, within the period applicable to such report, information or other document pursuant to the Exchange

        Act. From and after the time the Company files a registration statement with the Commission with respect to the Notes, the Company shall file such information with the Commission; provided, that the Company shall not be in default of the provisions of this Section 4.3 for any failure to file reports with the Commission solely by refusal by the Commission to accept the same for filing. The Company shall deliver (or cause the Trustee to deliver) copies of all reports, information and documents required to be filed with the Trustee pursuant to this Section 4.3 to the Holders at their addresses appearing in the register of Notes maintained by the Registrar. The Company shall also comply with the provisions of TIA Section 314(a).

                (2) If the Company is required to furnish annual, quarterly or current reports to its stockholders pursuant to the Exchange Act, the Company shall cause any annual, quarterly, current or other financial report furnished by it generally to its stockholders to be filed with the Trustee and mailed to the Holders by the Company at their addresses appearing in the register of Notes maintained by the Registrar. If the Company is not required to furnish annual, quarterly or current reports to its stockholders pursuant to the Exchange Act, the Company shall cause the financial statements of the Company and its consolidated Subsidiaries, including any notes thereto (and, with respect to annual reports, an auditors' report by an accounting firm of established national reputation), and a "Management's Discussion and Analysis of Financial Condition and Results of Operations," comparable to that which would have been required to appear in annual or quarterly reports filed under Section 13 or 15(d) of the Exchange Act to be so filed with the Trustee and mailed to the Holders by the Company promptly, but in any event, within 90 days after the end of each of the fiscal years of the Company and within 45 days after the end of each of the first three quarters of each such fiscal year.

                (3) So long as is required for an offer or sale of the Notes to qualify for an exemption under Rule 144A, the Company (and the Subsidiary Guarantors) shall, upon request, provide the information required by clause (d)(4) thereunder to each Holder and to each beneficial owner and prospective purchaser of Notes identified by any Holder of Restricted Securities.

        Section 4.4 Compliance Certificate.

                (1) The Company shall deliver to the Trustee, within 120 days after the end of each fiscal year, an Officers' Certificate (provided that one of the signatories to such Officers' Certificate shall be the Company's principal executive officer, principal financial officer or principal accounting officer) stating that a review of the activities of the Company and its Subsidiaries during the preceding fiscal year has been made under the supervision of the signing Officers with a view to determine whether each has kept, observed, performed and fulfilled its obligations under this Indenture, and further stating, as to each such Officer signing such certificate, that each of the Company and its Subsidiaries has kept, observed, performed and fulfilled each and every covenant contained in this Indenture and is not in default in the performance or observance of any of the terms, provisions and conditions hereof or thereof (or, if a Default or Event of Default shall have occurred, describing all such Defaults or Events of Default of which he may have knowledge and what action each is taking or proposes to take with respect thereto).

                (2) The year-end financial statements delivered pursuant to
        Section 4.3 shall be accompanied by a written statement of the independent public accountants of the Company (which shall be a firm of established national reputation reasonably satisfactory to the Trustee) that in making the examination necessary for certification of such financial statements nothing has come to their attention which would lead them to believe that either the Company or any of its Subsidiaries has violated any provisions of this Indenture or, if any such violation has occurred, specifying the nature and period of existence thereof, it being understood that such accountants shall not be liable directly or indirectly to any Person for any failure to obtain knowledge of any such violation.

                (3) So long as any of the Notes are outstanding, the Company shall deliver to the Trustee forthwith upon any Officer becoming aware of (i) any Default or Event of Default or (ii) any event of default under any mortgage, indenture or instrument referred to in Section 6.1(a)(v), an Officers' Certificate specifying such Default, Event of Default or other event of default and what action the Company is taking or proposes to take with respect thereto.

        Section 4.5 Taxes.

        The Company shall, and shall cause its Subsidiaries to, file all tax returns required to be filed and to pay prior to delinquency all material taxes, assessments and governmental levies except as contested in good faith and by appropriate proceedings and for which reserves have been established in accordance with GAAP.

        Section 4.6 Stay, Extension and Usury Laws.

        The Company (and each Subsidiary Guarantor) covenants (to the extent that it may lawfully do so) that it shall not at any time insist upon, plead, or in any manner whatsoever claim or take the benefit or advantage of, any stay, extension, usury or other law, wherever enacted, now or at any time hereafter in force, that would prohibit or forgive the payment of all or any portion of the principal of or interest on the Notes, or that may affect the covenants or the performance of this Indenture, and the Company and each Subsidiary Guarantor (to the extent that it may lawfully do so) hereby expressly waives all benefit or advantage of any such law and covenants that it shall not, by resort to any such law, hinder, delay or impede the execution of any power herein granted to the Trustee but shall suffer and permit the execution of every such power as though no such law has been enacted.

        Section 4.7 Limitation on Restricted Payments.

                (1) The Company shall not, and shall not permit any of its Restricted Subsidiaries to, directly or indirectly (i) declare or pay any dividend or make any distribution on account of any Equity Interests of the Company or any of its Subsidiaries (other than (A) dividends or distributions payable in Equity Interests (other than Disqualified Stock) of the Company or (B) amounts payable to the Company or any Restricted Subsidiary); (ii) purchase, redeem or otherwise acquire or retire for value any Equity Interest of the Company, any Subsidiary or any other Affiliate of the Company (other than (x) any such Equity Interest owned by the Company or any Subsidiary Guarantor and (y) the purchase of partnership interests in the Partnership Entities outstanding on the Issue Date in compliance with Section 4.11); (iii) make any principal payment on, or purchase, redeem, defease or otherwise acquire or retire for value any Indebtedness of the Company or any Subsidiary Guarantor that is expressly subordinated in right of payment to the Notes or such Subsidiary Guarantor's Subsidiary Guaranty thereof, as the case may be, prior to any scheduled principal payment, sinking fund payment or other payment at the stated maturity thereof or (iv) make any Restricted Investment (all such payments and other actions set forth in clauses (i) through (iv) above being collectively referred to as "Restricted Payments"), unless, at the time of such Restricted
        Payment:

                    (1) no Default or Event of Default has occurred and is
                continuing or would occur as a consequence thereof,

                    (2) immediately after giving effect to such Restricted
                Payment on a pro forma basis, the Company could incur at least $1.00 of additional Indebtedness under the Interest Coverage Ratio test set forth in Section 4.9(a), and

                    (3) such Restricted Payment (the value of any such payment, if other than cash, being determined in good faith by the Board of Directors of the Company and evidenced by a resolution set forth in an Officers' Certificate delivered to the Trustee), together with the aggregate of all other Restricted Payments made after the Issue Date (including Restricted Payments permitted by clauses (i) and (ii) of Section 4.7(b) and excluding Restricted Payments permitted by the other clauses of
                Section 4.7(b)), is less than the sum of:

                         (1) 50% of the Consolidated Net Income of the Company
                    for the period (taken as one accounting period) from the Issue Date to the end of the Company's most recently ended fiscal quarter for which internal financial statements are available at the time of such Restricted Payment (or, if such Consolidated Net Income for such period is a deficit, 100% of such deficit), plus

                         (2) 100% of the aggregate net cash proceeds (and of the
                    net cash proceeds received upon the conversion of non-cash proceeds into cash) received by the Company from the issuance or sale, other than to a Subsidiary, of Equity Interests of the Company (other than Disqualified Stock) after the Issue Date and on or prior to the time of such Restricted Payment, plus

                         (3) 100% of the aggregate net cash proceeds from the
                    issuance or sale, other than to a Subsidiary, of any convertible or exchangeable debt security of the Company that has been converted or exchanged into Equity Interests of the Company (other than Disqualified Stock) pursuant to the terms thereof after the Issue Date and on or prior to the time of such Restricted Payment (including any additional net proceeds received by the Company upon such conversion or exchange).

                (2) The foregoing provisions will not prohibit:

                    (1) the payment of any dividend within 60 days after the
                date of declaration thereof, if at said date of declaration such payment would not have been prohibited by the provisions of this Indenture;

                    (2) the redemption, repurchase, retirement or other
                acquisition of any Equity Interests of the Company or any Restricted Subsidiary in exchange for, or out of the proceeds of, the substantially concurrent sale (other than to a Subsidiary) of, other Equity Interests of the Company (other than Disqualified Stock);

                    (3) the repurchase, retirement or other acquisition for
                value of common stock of the Company held by any future, present or former employee of the Company or any Restricted Subsidiary or the estate, heirs or legatees of, or any entity controlled by, any such employee, pursuant to (A) any bona fide management equity plan or stock option plan, (B) any other management or employee benefit plan or (C) agreement in connection with the termination of such person's employment for any reason (including by reason of death or disability); provided, that the aggregate amount of Restricted Payments made under this clause (iii) does not exceed $500,000 in any calendar year;

                    (4) the redemption, repurchase or payoff of any Indebtedness of the Company or a Restricted Subsidiary with proceeds of any Refinancing Indebtedness permitted to be incurred pursuant to
                Section 4.9;

                    (5) distributions to the partners of the Partnership
                Entities, in each case in accordance with their respective interests pursuant to the terms of the respective Partnership Agreements;

                    (6) the repurchase by HFA Services, Inc. of up to 15,000
                shares of its common stock subject to options (or the underlying options) outstanding on the Issue Date, pursuant to that certain Shareholder Agreement dated July 1, 1997, or any amendment, modification or supplement thereto; provided, that such amendment, modification or supplement does not decrease the exercise price of such options or increase the amount payable in respect of such repurchase; and

                    (7) Restricted Investments in an aggregate amount not to
                exceed (x) $5 million less (y) any Restricted Payments made on or after March 1, 1999 and on or prior to the Issue Date; provided, that (A) no Default or Event of Default shall have occurred and be continuing at the time, or shall occur as a consequence thereof and (B) if any Person in which such Restricted Investment is made, pays or makes any dividend or distribution to the Person that made such Restricted Investment, the aggregate amount of such dividends and distributions not exceeding the original cost of such Restricted Investment will replenish the amount of Restricted Investments permitted to be made pursuant to this clause (vii).

                Not later than the date of making any Restricted Payment, the Company shall deliver to the Trustee an Officers' Certificate stating that such Restricted Payment is permitted and setting forth the basis upon which the calculations required by this Section 4.7 were computed, which calculations may be based upon the Company's latest available financial statements.

        Section 4.8 Limitation on Restrictions on Subsidiary Dividends.

        The Company shall not, and shall not permit any Restricted Subsidiary to, directly or indirectly, create or otherwise cause or suffer to exist or become effective any encumbrance or restriction on the ability of any Restricted Subsidiary to:

                (a) pay dividends or make any other distributions to the Company or any of its Restricted Subsidiaries (i) on such Restricted Subsidiary's Capital Stock or (ii) with respect to any other interest or participation in, or measured by, such Restricted Subsidiary's profits, or

                (b) pay any Indebtedness owed to the Company or any of its Restricted Subsidiaries, or

                (c) make loans or advances to the Company or any of its Restricted Subsidiaries, or

                (d) transfer any of its assets to the Company or any of its Restricted Subsidiaries,

                except, with respect to clauses (a) through (d) above, for such encumbrances or restrictions existing under or by reason of:

                        (1) the Credit Facility as in effect on the Issue Date, or any amendments, modifications, supplements, refinancings or replacements thereof containing dividend or other payment restrictions that are not more restrictive than those contained in the documents governing the Credit Facility, as in effect on the Issue Date;

                        (2) this Indenture, the Security Agreements, the Disbursement Agreement and the Notes;

                        (3) applicable law;

                        (4) Acquired Debt; provided, that such encumbrances and restrictions are not applicable to any Person, or the properties or assets of any Person, other than the Person, or the property or assets of the Person, so acquired;

                        (5) customary non-assignment, subletting and net worth provisions of any contract or lease entered into in the ordinary course of business;

                        (6) customary restrictions on the transfer of assets subject to a Permitted Lien imposed by the holder of such Lien;

                        (7) Indebtedness incurred by the Partnership Entities pursuant to Section 4.9(b)(i) provided, that such restrictions are ordinary and customary with respect to the type of Indebtedness being incurred and are not applicable to any Person other than the Partnership Entity incurring such Indebtedness;

                        (8) the agreements governing permitted Refinancing Indebtedness; provided, that such restrictions contained in any agreement governing such Refinancing Indebtedness are no more restrictive than those contained in any agreements governing the Indebtedness being refinanced; and

                      (9) an agreement for the sale or disposition of assets or the Capital Stock of such Restricted Subsidiary; provided, that such restriction or encumbrance is (i) only applicable to such Restricted Subsidiary or assets, as applicable, and (ii) effective only for a period from the execution and delivery of such agreement through a termination date not later than 270 days after such execution and delivery.

        Section 4.9 Limitation on Incurrence of Indebtedness.

                (1) The Company shall not, and shall not permit any of its Restricted Subsidiaries to, directly or indirectly, (i) create, incur, issue, assume, guaranty or otherwise become directly or indirectly liable with respect to, contingently or otherwise (collectively, "incur"), any Indebtedness (including, without limitation, Acquired
        Debt) or (ii) issue any Disqualified Stock; provided, that the Company may incur Indebtedness (including, without limitation, Acquired Debt) and issue shares of Disqualified Stock (and a Restricted Subsidiary may incur Acquired Debt) if (w) no Default or Event of Default shall have occurred and be continuing at the time of, or would occur after giving effect on a pro forma basis to, such incurrence or issuance, (x) the Rent Coverage Ratio for the Company's most recently ended four full fiscal quarters for which internal financial statements are available immediately preceding the date on which such additional Indebtedness is incurred or such Disqualified Stock is issued would have been not less than 1.0x, determined on a pro forma basis (including a pro forma application of the net proceeds therefrom), as if the additional Indebtedness had been incurred, or the Disqualified Stock had been issued, as the case may be, at the beginning of such four-quarter period, (y) the Interest Coverage Ratio for the Company's most recently ended four full fiscal quarters for which internal financial statements are available immediately preceding the date on which such additional Indebtedness is incurred or such Disqualified Stock is issued would have been at least equal to the ratio set forth below opposite the period in which such incurrence or issuance occurs, determined on a pro forma basis (including a pro forma application of the net proceeds therefrom), as if the additional Indebtedness had been incurred, or the Disqualified Stock had been issued, as the case may be, at the beginning of such four-quarter period:


Period Ending                                                Ratio
-------------                                                -----
December 31, 2000.........................................   2.00x

December 31, 2002.........................................   2.25x

Thereafter................................................   2.50x


        and (z) in the case of Indebtedness (other than Purchase Money Obligations, Capital Lease Obligations or Acquired Debt), the Weighted Average Life to Maturity and final stated maturity of such Indebtedness is equal to or greater than the Weighted Average Life to Maturity and final stated maturity of the Notes.

                (2) Notwithstanding the foregoing, the limitations of Section 4.9(a) shall not prohibit the incurrence of:

                    (1) Indebtedness of the Company and its Restricted
                Subsidiaries (including, without limitation, Indebtedness outstanding under the Credit Facility and Indebtedness of the Partnership Entities); provided, that the aggregate principal amount of Indebtedness so incurred on any date, together with the principal amount of all other Indebtedness incurred pursuant to this clause (i) and outstanding on such date, shall not exceed $20,000,000 less the aggregate amount of commitment reductions contemplated by clause (iii) of the first paragraph of Section 4.10(a);

                    (2) Equipment Financing, in an aggregate amount not to
                exceed $10,000,000 at any time outstanding;

                    (3) performance bonds, appeal bonds, surety bonds, insurance obligations or bonds and other similar bonds or obligations (including Obligations under letters of credit) incurred in the ordinary course of business;

                    (4) Hedging Obligations incurred to fix the interest rate on any variable rate Indebtedness otherwise permitted by this Indenture; provided, that the notional principal amount of each such Hedging Obligation does not exceed the principal amount of the Indebtedness to which such Hedging Obligation relates;

                    (5) so long as no Default exists, intercompany receivables between the Company and any Restricted Subsidiary incurred in connection with cash management activities in the ordinary course of business, consistent with past practices; provided, that each such receivable owed by the Company shall be eliminated by an intercompany dividend or distribution within 45 days after the end of the fiscal quarter in which it was incurred except to the extent such dividend or distribution is prohibited by applicable law;

                    (6) Indebtedness of the Company or any Restricted Subsidiary
                outstanding on the Issue Date (other than Equipment Financing), including the Notes outstanding on the Issue Date and the Subsidiary Guaranties thereof, and Subsidiary Guaranties issued after the Issue Date; or

                    (7) Indebtedness of the Company or any Restricted Subsidiary
                issued in exchange for, or the proceeds of which are contemporaneously used to extend, refinance, renew, replace, or refund (collectively, "Refinance"), Indebtedness of such Person incurred pursuant to the Interest Coverage Ratio test set forth in Section 4.9(a) or Section 4.9(b)(vi) or pursuant to this clause (vii) (collectively, the "Refinancing Indebtedness"); provided, that (1) the principal amount of such Refinancing Indebtedness does not exceed the principal amount of Indebtedness so Refinanced (including any required premiums and out-of-pocket expenses reasonably incurred in connection therewith), (2) the Refinancing Indebtedness has a final scheduled maturity that equals or exceeds the final stated maturity, and a Weighted Average Life to Maturity that is equal to or greater than the Weighted Average Life to Maturity, of the Indebtedness being Refinanced and (3) the Refinancing Indebtedness ranks, in right of payment, no more favorable to the Notes than the Indebtedness being Refinanced.

        Section 4.10 Limitation on Asset Sales.

                (1) The Company shall not, and shall not permit any Restricted Subsidiary to, make any Asset Sale unless

                        (i) the Company or such Restricted Subsidiary receives consideration at the time of such Asset Sale not less than the fair market value of the assets subject to such Asset Sale;

                        (ii) at least 80% of the consideration for such Asset Sale is in the form of cash or Cash Equivalents or liabilities of the Company or any Restricted Subsidiary (other than liabilities that are by their terms subordinated to the Notes or any Subsidiary Guaranty) that are assumed by the transferee of such assets (provided, that following such Asset Sale there is no further recourse to the Company or its Restricted Subsidiaries with respect to such liabilities); and

                        (iii) within 360 days of such Asset Sale, the Net Proceeds thereof are (A) applied to repay Indebtedness under the Credit Facility (and permanently reduce, in an amount equal to the full amount of such payment, amounts available to be borrowed thereunder), (B) invested in assets related to the business of the Company or its Restricted Subsidiaries; (C) applied to repay Purchase Money Obligations (or Refinancing Indebtedness incurred to Refinance such Purchase Money Obligations) secured by the asset sold; or (D) to the extent not used as provided in clauses (A), (B) or (C), applied to make an offer to purchase Notes as described below (an "Excess Proceeds Offer"); provided, that the Company shall not be required to make an Excess Proceeds Offer until the amount of Excess Proceeds is greater than $10,000,000. Notwithstanding the foregoing, the Net Proceeds of any Asset Sale of the Thousand Oaks Spectrum Club or the Santa Ana Spectrum Club shall not be required to be reinvested within 360 days to the extent such Net Proceeds remain deposited in the Disbursement Account.

                The foregoing provisions in (i) or (ii) above shall not apply to an Event of Loss. Notwithstanding clause (iii), above, within 30 days of an Asset Sale of The Sports Club/LA or the Upper East Side Club, the Company shall use the Net Proceeds thereof to make an Excess Proceeds Offer.

                Pending the final application of any such Net Proceeds, the Company may temporarily reduce Indebtedness under the Credit Facility or temporarily invest such Net Proceeds in Investments described under clauses (a) or (b) of the definition of Permitted Investments in Section
        1.1 hereof.

                Net Proceeds not invested or applied as set forth in the preceding clauses (A), (B) and (C) constitute "Excess Proceeds." If the Company elects, or becomes obligated to make an Excess Proceeds Offer, the Company shall offer to purchase Notes having an aggregate principal amount equal to the Excess Proceeds (the "Purchase Amount"), at a purchase price equal to 100% of the aggregate principal amount thereof, plus accrued and unpaid interest, if any, to the purchase date. The Company must commence such Excess Proceeds Offer not later than 30 days after the expiration of the 360 day period following the Asset Sale that produced such Excess Proceeds. If the aggregate purchase price for the Notes tendered pursuant to the Excess Proceeds Offer is less than the Excess Proceeds, the Company and its Restricted Subsidiaries may use the portion of the Excess Proceeds remaining after payment of such purchase price for general corporate purposes.

                Each Excess Proceeds Offer shall remain open for a period of 20 Business Days and no longer, unless a longer period is required by law (the "Excess Proceeds Offer Period"). Promptly after the termination of the Excess Proceeds Offer Period (the "Excess Proceeds Payment Date"), the Company shall purchase and mail or deliver payment for the Purchase Amount for the Notes or portions thereof tendered, pro rata or by such other method as may be required by law, or, if less than the Purchase Amount has been tendered, all Notes tendered pursuant to the Excess Proceeds Offer. The principal amount of Notes to be purchased pursuant to an Excess Proceeds Offer may be reduced by the principal amount of Notes acquired by the Company through purchase or redemption (other than pursuant to a Change of Control Offer) subsequent to the date of the Asset Sale and surrendered to the Trustee for cancellation.

                Each Excess Proceeds Offer shall be conducted in compliance with all applicable laws, including, without limitation, Regulation 14E under the Exchange Act and all other applicable federal and state securities laws. To the extent that the provisions of any securities laws or regulations conflict with the provisions of this Section 4.10, the Company shall comply with the applicable securities laws and regulations and shall not be deemed to have breached its obligations under this
        Section 4.10 by virtue thereof. The Company shall not, and shall not permit any of its Restricted Subsidiaries to, create or suffer to exist or become effective any restriction that would impair the ability of the Company to make an Excess Proceeds Offer upon an Asset Sale or, if such Excess Proceeds Offer is made, to pay for the Notes tendered for purchase.

                (2) The Company shall, no later than 30 days following the expiration of the 360-day period following the Asset Sale that produced Excess Proceeds, commence the Excess Proceeds Offer by mailing to the Trustee and each Holder, at such Holder's last registered address, a notice, which shall govern the terms of the Excess Proceeds Offer, and shall state:

                    (1) that the Excess Proceeds Offer is being made pursuant to this Section 4.10, the principal amount of Notes which shall be accepted for payment and that all Notes validly tendered shall be accepted for payment on a pro rata basis;

                    (2) the purchase price and the date of purchase;

                    (3) that any Notes not tendered or accepted for payment
                pursuant to the Excess Proceeds Offer shall continue to accrue interest in accordance with the terms thereof;

                    (4) that, unless the Company defaults in the payment of the purchase price with respect to any Notes tendered, Notes accepted for payment pursuant to the Excess Proceeds Offer shall cease to accrue interest after the Excess Proceeds Payment Date;

                    (5) that Holders electing to have Notes purchased pursuant to an Excess Proceeds Offer shall be required to surrender their Notes, with the form entitled "Option of Holder to Elect Purchase" on the reverse of the Note completed, to the Company prior to the close of business on the third Business Day immediately preceding the Excess Proceeds Payment Date;

                    (6) that Holders shall be entitled to withdraw their
                election if the Company receives, not later than the close of business on the second Business Day preceding the Excess Proceeds Payment Date, a telegram, telex, facsimile transmission or letter setting forth the name of the Holder, the principal amount of Notes the Holder delivered for purchase and a statement that such Holder is withdrawing his election to have such Notes purchased;

                    (7) that Holders whose Notes are purchased only in part
                shall be issued Notes representing the unpurchased portion of the Notes surrendered; provided that each Note purchased and each new Note issued shall be in principal amount of $1,000 or whole multiples thereof; and

                    (8) the instructions that Holders must follow in order to
                tender their Notes.

                On or before the Excess Proceeds Payment Date, the Company shall
        (i) accept for payment the Notes or portions thereof (or an allocable amount thereof) tendered pursuant to the Excess Proceeds Offer, (ii) deposit with the Paying Agent money sufficient to pay the purchase price of all Notes or portions thereof so accepted and (iii) deliver to the Trustee the Notes so accepted, together with an Officers' Certificate stating that the Notes or portions thereof (or an allocable amount thereof) tendered to the Company are accepted for payment. The Paying Agent shall promptly mail to each Holder of Notes so accepted payment in an amount equal to the purchase price of such Notes, and the Trustee shall promptly authenticate and mail to such Holders new Notes equal in principal amount to any unpurchased portion of the Notes surrendered. After payment to the Holders of the purchase price of all Notes or portions thereof so accepted, the Paying Agent shall deliver promptly to the Company the balance, if any, of any money so deposited by the Company with the Paying Agent remaining after such payment to the Holders.

                The Company shall make a public announcement of the results of the Excess Proceeds Offer as soon as practicable after the Excess Proceeds Payment Date. For the purposes of this Section 4.10, the Trustee shall act as the Paying Agent.

                The foregoing provisions of this Section 4.10 shall not apply to a transaction consummated in compliance with Article V hereof.

        Section 4.11 Limitation on Transactions With Affiliates.

                (1) The Company shall not, and shall not permit any of its Restricted Subsidiaries to, directly or indirectly, sell, lease, transfer or otherwise dispose of any of its properties or assets to, or purchase any property or assets from, or enter into any contract, agreement, understanding, loan, advance or guaranty with, or for the benefit of, any Affiliate (other than the Company or a Wholly Owned Subsidiary of the Company) (each of the foregoing, an "Affiliate Transaction"), except for:

                    (1) Affiliate Transactions that, together with all related
                Affiliate Transactions, have an aggregate value of not more than $2,000,000; provided, that (i) such transactions are conducted in good faith and on terms that are no less favorable to the Company or the relevant Restricted Subsidiary than those that would have been obtained in a comparable transaction at such time by the Company or such Restricted Subsidiary on an arm's-length basis from a Person that is not an Affiliate of the Company or such Restricted Subsidiary; and (ii) prior to entering into such transaction the Company shall have delivered to the Trustee an Officers' Certificate certifying to such effect;

                    (2) Affiliate Transactions that, together with all related
                Affiliate Transactions, have an aggregate value of not more than $5,000,000; provided, that (i) a majority of the disinterested members of the Board of Directors of the Company determines that such transactions are conducted in good faith and on terms that are no less favorable to the Company or the relevant Restricted Subsidiary than those that would have been obtained in a comparable transaction at such time by the Company or such Restricted Subsidiary on an arm's-length basis from a Person that is not an Affiliate of the Company or such Restricted Subsidiary; and (ii) prior to entering into such transaction the Company shall have delivered to the Trustee an Officers' Certificate certifying to such effect; and

                    (3) Affiliate Transactions for which the Company delivers to the Trustee an opinion as to the fairness to the Company or such Restricted Subsidiary from a financial point of view issued by an investment banking firm of national standing or in the case of the sale or lease of real property, an appraisal from an MAI certified appraiser employed by a real estate appraisal firm of national standing.

                (2) Notwithstanding the foregoing, the following will be deemed not to be Affiliate Transactions:

                    (1) employment agreements, arrangements and plans (including stock plans) entered into by the Company or any Restricted Subsidiary (and the granting of awards and customary benefits thereunder) in each case in the ordinary course of business with the approval of the disinterested members of the Board of Directors of the Company or, if none, unanimously by such Board of Directors;

                    (2) Restricted Payments permitted by Section 4.7 hereof;

                    (3) reasonable and customary fees and compensation paid to and indemnity provided on behalf of, directors of the Company;

                    (4) the performance by the Company or its Restricted
                Subsidiaries of any of their obligations under the Partnership Agreements as in effect on the Issue Date;

                    (5) the performance of services by a Wholly-Owned Subsidiary of the Company in the ordinary course of business, consistent with past practice (and the receipt of payment therefor) pursuant to the management agreements governing the management of the Manhattan Beach Spectrum Club and the Reebok Sports Club/NY, each as in effect on the Issue Date, or as thereafter amended, modified or supplemented; provided, that, the amendment, modification or supplement thereto does not result in terms any less favorable to the Wholly-Owned Subsidiary managing such Club than the terms in existence immediately prior to such amendment, modification or supplement;

                    (6) the Thousand Oaks Transaction;

                    (7) the performance by the Company or its Restricted
                Subsidiaries of their obligations under the following agreements with Millennium or Affiliates of Millennium: (1) that certain Agreement of Lease, dated June 3, 1992, governing the lease of the Reebok Sports Club/NY; (2) leases entered into with Millennium with respect to the San Francisco Club, the Boston Club and the Washington, D.C. Club; provided, that such leases are no less favorable to the Company and the Restricted Subsidiaries than those described in the Offering Circular under the caption "Certain Relationships and Related Transactions -- Millennium"; and (3) that certain Agreement of Lease, dated December 31, 1997 (the "Fullerton/Santa Ana Lease Agreement"), governing the lease of the property on which the Fullerton Club is located (the "Fullerton Land") and the lease of the property on which the Santa Ana Club is located (the "Santa Ana Land"), each as in effect on the Issue Date or as thereafter amended, modified or supplemented in the case of clauses (1) and (3); provided, that no such amendment, modification or supplement, directly or indirectly, shall result in terms any less favorable to the Company or its Restricted Subsidiaries than the terms in existence immediately prior to such amendment, modification or supplement;

                    (8) the purchase by the Company of the Santa Ana Land and of
                Millennium's leasehold interest in the Fullerton Land pursuant to the Fullerton/Santa Ana Lease Agreement; and

                    (9) the performance by the Company of its obligations under the registration and pre-emptive rights granted to Millennium pursuant to (1) that certain letter agreement dated March 13, 1997, as amended in writing June 10, 1997, and as corrected by letter agreement dated April 28, 1998; and (2) that certain letter agreement dated December 29, 1997.

        Section 4.12 Limitation on Liens.

        The Company shall not, and shall not permit any Restricted Subsidiary to, directly or indirectly, create, incur, assume or suffer to exist any Lien on any asset (including, without limitation, all real, tangible or intangible property) of the Company or any Restricted Subsidiary, whether now owned or hereafter acquired, or on any income or profits therefrom, or assign or convey any right to receive income therefrom, except Permitted Liens.

        Section 4.13 Corporate Existence.

        Subject to Article V, the Company shall do or cause to be done all things necessary to preserve and keep in full force and effect (i) its corporate existence, and the corporate, partnership or other existence of each of its Subsidiaries, in accordance with their respective organizational documents (as the same may be amended from time to time) and (ii) its (and its Subsidiaries') rights (charter and statutory), licenses and franchises; provided, that the Company shall not be required to preserve any such right, license or franchise, or the corporate, partnership or other existence of any Subsidiary, if the Board of Directors on behalf of the Company shall determine in good faith that the preservation thereof is no longer desirable in the conduct of the business of the Company and its Subsidiaries taken as a whole and that the loss thereof is not adverse in any material respect to the Holders.

        Section 4.14 Repurchase Upon a Change of Control.

                (1) Upon the occurrence of a Change of Control, the Company shall notify the Trustee in writing thereof and shall make an offer to purchase all of the Notes then outstanding as described below (the "Change of Control Offer") at a purchase price equal to 101% of the aggregate principal amount thereof, plus accrued and unpaid interest, if any, to the date of repurchase (the "Change of Control Payment").

                (2) The Change of Control Offer shall be made in compliance with all applicable laws, including, without limitation, Regulation 14E under the Exchange Act and the rules thereunder and all other applicable Federal and state securities laws. To the extent that the provisions of any securities laws or regulations conflict with the provisions of this
        Section 4.14, the Company shall comply with the applicable securities laws and regulations and shall not be deemed to have breached its obligations under this Section 4.14 by virtue thereof.

                (3) Within 20 days following any Change of Control, the Company shall commence the Change of Control Offer by mailing to the Trustee and each Holder a notice, which shall govern the terms of the Change of Control Offer, and shall state:

                    (1) that the Change of Control Offer is being made pursuant to this Section 4.14 and that all Notes tendered will be accepted for payment;

                    (2) the purchase price and the purchase date, which shall be a Business Day no earlier than 30 days nor later than 45 days from the date such notice is mailed (the "Change of Control Payment Date");

                    (3) that any Note not tendered for payment pursuant to the
                Change of Control Offer shall continue to accrue interest in accordance with the terms thereof;

                    (4) that, unless the Company defaults in the payment of the
                Change of Control Payment, all Notes accepted for payment pursuant to the Change of Control Offer shall cease to accrue interest on the Change of Control Payment Date;

                    (5) that any Holder electing to have Notes purchased
                pursuant to a Change of Control Offer shall be required to surrender such Notes, with the form entitled "Option of Holder to Elect Purchase" on the reverse of the Notes completed, to the Paying Agent at the address specified in the notice prior to the close of business on the third Business Day preceding the Change of Control Payment Date;

                    (6) that any Holder shall be entitled to withdraw such
                election if the Paying Agent receives, not later than the close of business on the second Business Day preceding the Change of Control Payment Date, a telegram, telex, facsimile transmission or letter setting forth the name of the Holder, the principal amount of Notes such Holder delivered for purchase, and a statement that such Holder is withdrawing its election to have such Notes purchased;

                    (7) that a Holder whose Notes are being purchased only in
                part shall be issued new Notes equal in principal amount to the unpurchased portion of the Notes surrendered, which unpurchased portion must be equal to $1,000 in principal amount or an integral multiple thereof;

                    (8) the instructions that Holders must follow in order to
                tender their Notes; and

                    (9) the circumstances and relevant facts regarding such
                Change of Control.

                (4) On the Change of Control Payment Date, the Company shall, to the extent lawful, (i) accept for payment the Notes or portions thereof tendered pursuant to the Change of Control Offer, (ii) deposit with the Paying Agent an amount equal to the Change of Control Payment in respect of all Notes or portions thereof so tendered and not withdrawn, and
        (iii) deliver or cause to be delivered to the Trustee the Notes so accepted together with an Officers' Certificate stating that the Notes or portions thereof tendered to the Company are accepted for payment. The Paying Agent shall promptly mail to each Holder of Notes so accepted payment in an amount equal to the purchase price for such Notes, and the Trustee shall authenticate and mail (or cause to be transferred by book entry) to each Holder a new Note equal in principal amount to any unpurchased portion of the Notes surrendered, if any, provided, that each such new Note will be in principal amount of $1,000 or an integral multiple thereof.

                (5) The Company shall make a public announcement of the results of the Change of Control Offer on or as soon as practicable after the Change of Control Payment Date. For the purposes of this Section 4.14, the Trustee shall act as the Paying Agent.

                (6) The Company shall not be required to make a Change of Control Offer upon a Change of Control if a third party makes the Change of Control Offer in the manner, at the times and otherwise in compliance with the requirements set forth in this Section 4.14 and purchases all Notes validly tendered and not withdrawn under such Change of Control Offer.

        Section 4.15 Maintenance of Properties.

        The Company shall, and shall cause each of its Subsidiaries to, maintain their properties and assets in normal working order and condition as on the date of this Indenture (reasonable wear and tear excepted) and make all necessary repairs, renewals, replacements, additions, betterments and improvements thereto, as shall be reasonably necessary for the proper conduct of the business of the Company and its Subsidiaries taken as a whole; provided, that nothing herein shall prevent the Company or any of its Subsidiaries from discontinuing any maintenance of any such properties if the Company determines that such discontinuance is desirable in the conduct of the business of the Company and its Subsidiaries taken as a whole.

        Section 4.16 Maintenance of Insurance.

        The Company shall, and shall cause each of its Subsidiaries to, maintain liability, casualty and other insurance (including self-insurance consistent with prior practice) with responsible insurance companies in such amounts and against such risks as is in accordance with customary industry practice in the general areas in which the Company and its Subsidiaries operate.

        Section 4.17 Restrictions on Sale and Issuance of Subsidiary Stock.

        The Company shall not, and shall not permit any Restricted Subsidiary to, issue or sell any Equity Interests of any Restricted Subsidiary to any Person other than the Company or a Wholly Owned Subsidiary of the Company; provided, that the Company and its Restricted Subsidiaries may sell all (but not less than all) of the Capital Stock of a Restricted Subsidiary owned by the Company and its Restricted Subsidiaries if the Net Proceeds from such Asset Sale are used in accordance with the terms of Section 4.10.

        Section 4.18 Limitation on Lines of Business.

        The Company shall not, and shall not permit any of its Restricted Subsidiaries to, directly or indirectly engage to any substantial extent in any line or lines of business activity other than that which, in the reasonable good faith judgment of the Board of Directors of the Company, is a Related Business. The Company shall not permit the Designated Guarantors to own any material assets other than (i) the Shared Collateral and (ii) equipment encumbered by Liens contemplated by clause (h) of the definition of Permitted Liens.

        Section 4.19 Limitation on Sale-Leaseback Transactions.

        The Company shall not, and shall not permit any Restricted Subsidiary to, directly or indirectly, enter into any Sale-Leaseback Transaction (other than the Thousand Oaks Transaction), unless: (a) immediately prior to such transaction the Company could have incurred Indebtedness under the Interest Coverage Ratio test set forth in Section 4.9(a) in an amount equal to the Attributable Indebtedness in respect of such transaction and (b) the gross cash proceeds received by the Company or a Restricted Subsidiary, as the case may be, from such sale equals or exceeds the fair market value of the property sold in such transaction.



                                    ARTICLE V
                                   SUCCESSORS

        Section 5.1 When the Company May Merge, etc.

        The Company shall not consolidate or merge with or into (regardless of whether the Company is the surviving corporation), or sell, assign, transfer, lease, convey or otherwise dispose of all or substantially all of its properties or assets (determined on a consolidated basis for the Company and its Restricted Subsidiaries) in one or more related transactions to, any other Person unless:

                (1) the Company is the surviving Person or the Person formed by or surviving any such consolidation or merger (if other than the Company) or to which such sale, assignment, transfer, lease, conveyance or other disposition has been made is a corporation organized and existing under the laws of the United States, any state thereof or the District of Columbia,

                (2) the Person formed by or surviving any such consolidation or merger (if other than the Company) or the Person to which such sale, assignment, transfer, lease, conveyance or other disposition has been made assumes all the Obligations of the Company, pursuant to a supplemental indenture in a form reasonably satisfactory to the Trustee, under the Notes, this Indenture, the Security Agreements and the Registration Rights Agreement,

                (3) immediately after giving effect to such transaction on a pro forma basis, no Default or Event of Default exists or would occur, and

                (4) the Company, or any Person formed by or surviving any such consolidation or merger, or to which such sale, assignment, transfer, lease, conveyance or other disposition has been made, (A) has Consolidated Net Worth (immediately after the transaction but prior to any purchase accounting adjustments resulting from the transaction) equal to or greater than the Consolidated Net Worth of the Company immediately preceding the transaction and (B) will be permitted, at the time of such transaction and after giving pro forma effect thereto as if such transaction had occurred at the beginning of the applicable four-quarter period, to incur at least $1.00 of additional Indebtedness pursuant to Section 4.9(a).

        The Company shall deliver to the Trustee prior to the consummation of any proposed transaction an Officers' Certificate to the foregoing effect, an Opinion of Counsel, stating that all conditions precedent to the proposed transaction provided for in this Indenture have been complied with, and a written statement from a firm of independent public accountants of established national reputation reasonably satisfactory to the Trustee stating that the proposed transaction complies with clause (d) of this Section 5.1.

        For purposes of this Section 5.1, the sale, assignment, transfer, lease, conveyance or other disposition of all or substantially all of the properties and assets of one or more Subsidiaries of the Company, which properties and assets, if held by the Company instead of such Subsidiaries, would constitute all or substantially all of the properties and assets of the Company on a consolidated basis, shall be deemed to be the sale, assignment, transfer, lease, conveyance or other disposition of all or substantially all of the properties and assets of the Company.

        Section 5.2 Successor Substituted.

        In the event of any transaction (other than a lease) contemplated by
Section 5.1 in which the Company is not the surviving Person, the successor formed by such consolidation or into or with which the Company is merged or to which such sale, assignment, transfer, conveyance or other disposition is made, or formed by such reorganization, as the case may be, shall succeed to, and be substituted for, and may exercise every right and power of, the Company under, and the Company shall be discharged from its Obligations under, this Indenture, the Notes, the Security Agreements and the Registration Rights Agreement, with the same effect as if such successor Person had been named as the Company herein or therein.

                                   ARTICLE VI
                              DEFAULTS AND REMEDIES

        Section 6.1 Events of Default.

                (1) "Event of Default" occurs if:

                    (1) the Company defaults in the payment of interest on any
                Note when the same becomes due and payable and the Default continues for a period of 30 days;

                    (2) the Company defaults in the payment of the principal (or premium, if any) on any Note when the same becomes due and payable at maturity, upon redemption, by acceleration, in connection with an Excess Proceeds Offer or a Change of Control Offer or otherwise;

                    (3) the Company defaults in the performance of or breaches the provisions of Sections 4.10, 4.14 or 4.19 or Article V;

                    (4) the Company or any Subsidiary Guarantor fails to comply with any of its other agreements or covenants in, or provisions of, the Notes or this Indenture and the Default continues for 30 days after written notice thereof has been given to the Company by the Trustee or to the Company and the Trustee by the Holders of at least 25% in aggregate principal amount of the then outstanding Notes, such notice to state that it is a "Notice of Default;"

                    (5) a default occurs under (after giving effect to any
                waivers, amendments, applicable grace periods or any extension of any maturity date) any mortgage, indenture or instrument under which there may be issued or by which there may be secured or evidenced any Indebtedness for money borrowed by the Company or any Restricted Subsidiary (or the payment of which is guaranteed by the Company or any Restricted Subsidiary), whether such Indebtedness or guarantee now exists or is created after the Issue Date, if (a) either (i) such default results from the failure to pay principal of or interest on such Indebtedness when the same becomes due or (ii) as a result of such default the maturity of such Indebtedness has been accelerated, and (b) the principal amount of such Indebtedness, together with the principal amount of any other such Indebtedness with respect to which such a payment default (after the expiration of any applicable grace period or any extension of the maturity date) has occurred, or the maturity of which has been so accelerated, exceeds $5,000,000 in the aggregate;

                    (6) a final non-appealable judgment or judgments for the
                payment of money (other than judgments as to which a reputable insurance company has accepted full liability) is or are entered by a court or courts of competent jurisdiction against the Company or any Subsidiary and such judgment or judgments remain undischarged, unbonded or unstayed for a period of 60 days after entry, provided that the aggregate of all such judgments exceeds $5,000,000;

                    (7) repudiation by the Company or any Subsidiary of its
                obligations under this Indenture, the Notes, the Security Agreements or the Subsidiary Guaranties, or the unenforceability of this Indenture, the Notes, the Security Agreements or the Subsidiary Guaranties against the Company or any of the Subsidiaries for any reason;

                    (8) any event of default under the Security Agreements or
                the Disbursement Agreement;

                    (9) the Company or any Subsidiary Guarantor pursuant to or within the meaning of any Bankruptcy Law:

                         (1) commences a voluntary case,

                         (2) consents to the entry of an order for relief
                    against it in an involuntary case,

                         (3) consents to the appointment of a Custodian of it or
                    for all or substantially all of its property,

                         (4) makes a general assignment for the benefit of its
                    creditors,

                         (5) admits in writing its inability to pay debts as the
                    same become due; and

                    (10) a court of competent jurisdiction enters an order or
                decree under any Bankruptcy Law that:

                         (1) is for relief against the Company or any Subsidiary
                    Guarantor in an involuntary case,

                         (2) appoints a Custodian of the Company or any
                    Subsidiary Guarantor or for all or substantially all of their property,

                         (3) orders the liquidation of the Company, or any
                    Subsidiary Guarantor,

                and the order or decree remains unstayed and in effect for 60 days.

                (2) The Company shall, upon becoming aware that a Default or Event of Default has occurred, deliver to the Trustee a statement specifying such Default or Event of Default and what action the Company is taking or proposes to take with respect thereto.

        Section 6.2 Acceleration.

        Subject to the terms of the Intercreditor Agreement, if an Event of Default (other than an Event of Default specified in clause (ix) or (x) of Section 6.1(a)) occurs and is continuing, the Trustee by written notice to the Company, or the Holders of at least 25% in principal amount of the then outstanding Notes by written notice to the Company and the Trustee, may declare the unpaid principal of and any accrued interest on all the Notes to be due and payable. Upon such declaration the principal and interest shall be due and payable immediately. If an Event of Default specified in clause (ix) or (x) of
Section 6.1(a) occurs, all outstanding Notes shall ipso facto become and be immediately due and payable without any declaration or other act on the part of the Trustee or any Holder. At any time after a declaration of acceleration, but before a judgment or decree for payment of the money due has been obtained by the Trustee, the Holders of a majority in aggregate principal amount of the Notes outstanding, by written notice to the Company and the Trustee, may rescind and annul such declaration and its consequences if (a) the Company has paid or deposited with the Trustee a sum sufficient to pay (i) all sums paid or advanced by the Trustee and the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel, (ii) all overdue interest (including any interest accrued subsequent to an Event of Default specified in clause (ix) or (x) of Section 6.1(a)) on all Notes, (iii) the principal of and premium, if any, on any Notes that have become due otherwise than by such declaration or occurrence of acceleration and interest thereon at the rate borne by the Notes, and (iv) to the extent that payment of such interest is lawful, interest upon overdue interest at the rate borne by the Notes; (b) all Events of Default, other than the non-payment of principal of and interest on the Notes that have become due solely by such declaration or occurrence of acceleration, have been cured or waived; and (c) the rescission would not conflict with any judgment, order or decree of any court of competent jurisdiction.

        Section 6.3 Other Remedies.

        If an Event of Default occurs and is continuing, the Trustee may pursue any available remedy (under this Indenture or otherwise) to collect the payment of principal or interest on the Notes or to enforce the performance of any provision of the Notes or this Indenture.

        The Trustee may maintain a proceeding even if it does not possess any of the Notes or does not produce any of them in the proceeding. A delay or omission by the Trustee or any Holder in exercising any right or remedy accruing upon an Event of Default shall not impair the right or remedy or constitute a waiver of or acquiescence in the Event of Default. All remedies are cumulative to the extent permitted by law.

        Section 6.4 Waiver of Past Defaults.

        Holders of a majority of the aggregate principal amount of the then outstanding Notes by written notice to the Trustee may on behalf of the Holders of all of the Notes (a) waive any existing Default or Event of Default and its consequences under this Indenture except a continuing Default or Event of Default in the payment of the principal of, or interest on, any Note or a Default or an Event of Default with respect to any covenant or provision which cannot be modified or amended without the consent of the Holder of each outstanding Note affected, and/or (b) rescind an acceleration and its consequences pursuant to Section 6.2 if the rescission would not conflict with any judgment or decree and if all existing Events of Default (except nonpayment of principal or interest that has become due solely because of the acceleration) have been cured or waived. Upon any such waiver, such Default shall cease to exist, and any Event of Default arising therefrom shall be deemed to have been cured for every purpose of this Indenture; but no such waiver shall extend to any subsequent or other Default or impair any right consequent thereon.

        Section 6.5 Control by Majority.

        The Holders of a majority in principal amount of the then outstanding Notes may direct the time, method and place of conducting any proceeding for any remedy available to the Trustee or exercising any trust or power conferred on it. However, the Trustee may refuse to follow any direction that conflicts with law or this Indenture, that the Trustee determines may be unduly prejudicial to the rights of other Holders, or that may involve the Trustee in personal liability.

        Section 6.6 Limitation on Suits.

        A Holder may pursue a remedy with respect to this Indenture or the Notes only if:

                (1) the Holder gives to the Trustee written notice of a continuing Event of Default;

                (2) the Holders of at least 25% in principal amount of the then outstanding Notes make a written request to the Trustee to pursue the remedy;

                (3) such Holder or Holders offer and, if requested, provide to the Trustee indemnity satisfactory to the Trustee against any loss, liability or expense;

                (4) the Trustee does not comply with the request within 60 days after receipt of the request and the offer and, if requested, the provision of indemnity; and

                (5) during such 60-day period the Holders of a majority in principal amount of the then outstanding Notes do not give the Trustee a direction inconsistent with the request.

        A Holder may not use this Indenture to prejudice the rights of another Holder or to obtain a preference or priority over another Holder.

        Section 6.7 Rights of Holders to Receive Payment.

        Notwithstanding any other provision of this Indenture, the right of any Holder of a Note to receive payment of principal and interest on the Note, on or after the respective due dates expressed in the Note, or to bring suit for the enforcement of any such payment on or after such respective dates, shall not be impaired or affected without the consent of the Holder.

        Section 6.8 Collection Suit by Trustee.

        If an Event of Default specified in Section 6.1(a)(i) or 6.1(a)(ii) occurs and is continuing, the Trustee is authorized to recover judgment in its own name and as trustee of an express trust against the Company for the whole amount of principal and interest remaining unpaid on the Notes and interest on overdue principal (and premium, if any) and, to the extent lawful, interest on overdue interest and such further amount as shall be sufficient to cover the costs and expenses of collection, including the reasonable compensation, expenses, disbursements and advances of the Trustee and its agents and counsel.

        Section 6.9 Trustee May File Proofs of Claim.

        The Trustee is authorized to file such proofs of claim and other papers or documents as may be necessary or advisable in order to have the claims of the Trustee (including any claim for the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel) and the Holders allowed in any judicial proceedings relative to the Company (or any other obligor under the Notes), their creditors or their property and shall be entitled and empowered to collect, receive and distribute any money or other property payable or deliverable on any such claims and any custodian in any such judicial proceeding is hereby authorized by each Holder to make such payments to the Trustee, and in the event that the Trustee shall consent to the making of such payments directly to the Holders, to pay to the Trustee any amount due to it for the reasonable compensation, expenses, disbursements and advances of the Trustee and its agents and counsel, and any other amounts due the Trustee under Section 7.7. To the extent that the payment of any such compensation, expenses, disbursements and advances of the Trustee and its agents and counsel, and any other amounts due the Trustee under Section 7.7 out of the estate in any such proceeding, shall be denied for any reason, payment of the same shall be secured by a Lien on, and shall be paid out of, any and all distributions, dividends, money, securities and other properties that the Holders of the Notes may be entitled to receive in such proceeding whether in liquidation or under any plan of reorganization or arrangement or otherwise. Nothing herein contained shall be deemed to authorize the Trustee to authorize or consent to or accept or adopt on behalf of any Holder any plan of reorganization, arrangement, adjustment or composition affecting the Notes or the rights of any Holder thereof, or to authorize the Trustee to vote in respect of the claim of any Holder in any such proceeding.

        Section 6.10 Priorities.

        If the Trustee collects any money pursuant to this Article VI that is not subject to the provisions of the Intercreditor Agreement, it shall pay out the money in the following order:

                First: to the Trustee and its agents and attorneys for amounts due under Section 7.7, including payment of all compensation, expense and liabilities incurred, and all advances made, by the Trustee and the costs and expenses of collection;

                Second: to Holders for amounts due and unpaid on the Notes for principal and interest, ratably, without preference or priority of any kind, according to the amounts due and payable on the Notes for principal and interest, respectively;

                Third: without duplication, to Holders for any other Obligations owing to the Holders under the Notes, this Indenture, the Security Agreements or the Registration Rights Agreement; and

                Fourth: to the Company or to such party as a court of competent jurisdiction shall direct.

        The Trustee, upon written notice to the Company, may fix a record date and payment date for any payment to Holders.

        Section 6.11 Undertaking for Costs.

        In any suit for the enforcement of any right or remedy under this Indenture or in any suit against the Trustee for any action taken or omitted by it as a Trustee, a court in its discretion may require the filing by any party litigant in the suit of an undertaking to pay the costs of the suit, and the court in its discretion may assess reasonable costs, including reasonable attorneys' fees, against any party litigant in the suit, having due regard to the merits and good faith of the claims or defenses made by the party litigant. This Section 6.11 does not apply to a suit by the Trustee, a suit by a Holder pursuant to Section 6.6, or a suit by Holders of more than 10% in principal amount of the then outstanding Notes.

                                   ARTICLE VII
                                     TRUSTEE

        Section 7.1 Duties of Trustee.

                (1) If an Event of Default has occurred and is continuing, the Trustee shall exercise such of the rights and powers vested in it by this Indenture and use the same degree of care and skill in their exercise as a prudent person would exercise or use under the circumstances in the conduct of his or her own affairs.

                (2) Except during the continuance of an Event of Default:

                    (1) The duties of the Trustee shall be determined solely by the express provisions of this Indenture, and the Trustee need perform only those duties that are specifically set forth in this Indenture, and no others, and no implied covenants or obligations shall be read into this Indenture against the Trustee.

                    (2) In the absence of bad faith on its part, the Trustee may conclusively rely, as to the truth of the statements and the correctness of the opinions expressed therein, upon certificates or opinions furnished to the Trustee and conforming to the requirements of this Indenture. However, the Trustee shall examine the certificates and opinions to determine whether they conform to the requirements of this Indenture (but need not confirm the accuracy of mathematical calculations or other facts stated therein).

                (3) The Trustee may not be relieved from liabilities for its own negligent action, its own negligent failure to act, or its own willful misconduct, except that:

                    (1) This paragraph does not limit the effect of paragraph
                (b) of this Section 7.1.

                    (2) The Trustee shall not be liable for any error of
                judgment made in good faith by a Responsible Officer, unless it is proved that the Trustee was negligent in ascertaining the pertinent facts.

                    (3) The Trustee shall not be liable with respect to any
                action it takes or omits to take in good faith in accordance with a direction received by it pursuant to Section 6.5.

                (4) Regardless of whether therein expressly so provided, every provision of this Indenture that in any way relates to the Trustee is subject to paragraphs (a), (b), (c) and (e) of this Section 7.1.

                (5) No provision of this Indenture shall require the Trustee to expend or risk its own funds or incur any liability. The Trustee may refuse to perform any duty or exercise any right or power unless it receives security and indemnity satisfactory to it against any loss, liability or expense.

                (6) The Trustee shall not be liable for interest on any money received by it except as the Trustee may agree in writing with the Company. Money held in trust by the Trustee need not be segregated from other funds except to the extent required by law.

        Section 7.2 Rights of Trustee.

                (1) The Trustee may conclusively rely and shall be protected in acting or refraining from acting upon any document believed by it to be genuine and to have been signed or presented by the proper Person. The Trustee need not investigate any fact or matter stated in the document.

                (2) Before the Trustee acts or refrains from acting, it may require an Officers' Certificate or an Opinion of Counsel or both. The Trustee shall not be liable for any action it takes or omits to take in good faith in reliance on such Officers' Certificate or Opinion of Counsel. The Trustee may consult with counsel of its selection and the advice of such counsel or any Opinion of Counsel shall be full and complete authorization and protection from liability in respect of any action taken, suffered or omitted by it hereunder in good faith and in reliance thereon.

                (3) The Trustee may act through agents and shall not be responsible for the misconduct or negligence of any agent appointed with due care.

                (4) The Trustee shall not be liable for any action it takes or omits to take in good faith which it believes to be authorized or within its rights or powers conferred upon it by this Indenture.

                (5) Unless otherwise specifically provided in this Indenture, any demand, request, direction or notice from the Company shall be sufficient if signed by an Officer of the Company, on behalf of the Company.

                (6) Except with respect to Section 4.1, the Trustee shall have no duty to inquire as to the performance of the Company's covenants in
        Article IV. In addition, the Trustee shall not be deemed to have knowledge of any Default or Event of Default except (i) any Event of Default occurring pursuant to Sections 6.1(a)(i), 6.1(a)(ii) and 4.1, or
        (ii) any Default or Event of Default of which the Trustee shall have received written notification or a Responsible Officer of the Trustee shall have obtained actual knowledge.

                (7) Delivery of reports, information and documents to the Trustee pursuant to Section 4.3 is for informational purposes only and the Trustee's receipt of the foregoing shall not constitute constructive notice of any information contained therein or determinable from information contained therein, including the Company's compliance with any of its covenants hereunder (as to which the Trustee is entitled to rely exclusively on an Officer's Certificate).

                (8) The Trustee may and is hereby directed to, concurrently herewith, enter into the Intercreditor Agreement, the Disbursement Agreement and the Security Agreements.

        Section 7.3 Individual Rights of Trustee.

        The Trustee in its individual or any other capacity may become the owner or pledgee of Notes and may otherwise deal with the Company or an Affiliate of the Company with the same rights it would have if it were not Trustee. Any Agent may do the same with like rights. However, the Trustee is subject to Sections
7.10 and 7.11.

        Section 7.4 Trustee's Disclaimer.

        The Trustee shall not be responsible for and makes no representation as to the validity or adequacy of this Indenture or the Notes, it shall not be accountable for the Company's use of the proceeds from the Notes or any money paid to the Company or upon the Company's direction under any provision hereof, it shall not be responsible for the use or application of any money received by any Paying Agent other than the Trustee and it shall not be responsible for any statement or recital herein or any statement in the Notes or any other document in connection with the sale of the Notes or pursuant to this Indenture other than its certificate of authentication.

        Section 7.5 Notice of Defaults.

        If a Default or Event of Default occurs and is continuing and if the Trustee has actual knowledge thereof (within the meaning of Section 7.2(f)), the Trustee shall mail to the Holders a notice of the Default or Event of Default within 90 days after it occurs. Except in the case of a Default or Event of Default in the payment of principal of, premium, if any, or interest on any Note, the Trustee may withhold the notice if and so long as a committee of its Responsible Officers in good faith determines that withholding the notice is in the interest of the Holders of the Notes.

        Section 7.6 Reports by Trustee to Holders.

        Within 60 days after each May 15 beginning with the May 15 following the date of this Indenture, the Trustee shall mail to the Holders a brief report dated as of such reporting date that complies with TIA Section 313(a) (but if no event described in TIA Section 313(a) has occurred within the twelve months preceding the reporting date, no report need be transmitted). The Trustee also shall comply with TIA Section 313(b). The Trustee shall also transmit by mail all reports as required by TIA Section 313(c).

        Commencing at the time this Indenture is qualified under the TIA, a copy of each report at the time of its mailing to the Holders shall be filed with the Commission and each stock exchange on which the Notes are listed. The Company shall promptly notify the Trustee when the Notes are listed on any stock exchange.

        Section 7.7 Compensation and Indemnity.

        The Company shall pay to the Trustee from time to time such compensation as shall be agreed to in writing by the Company and the Trustee for its acceptance of this Indenture and services hereunder. The Trustee's compensation shall not be limited by any law on compensation of a trustee of an express trust. The Company shall reimburse the Trustee promptly upon request for all reasonable disbursements, advances and expenses incurred or made by it in addition to the compensation for its services. Such expenses shall include the reasonable compensation, disbursements and expenses of the Trustee's agents and counsel, except such disbursements, advances and expenses as may be attributable to its negligence or bad faith.

        The Company shall indemnify the Trustee and any predecessor against any and all losses, liabilities, damages, claims or expenses incurred by it without negligence or bad faith on its part arising out of or in connection with the acceptance or administration of its duties under this Indenture (including the costs and expenses of enforcing this Indenture against Company and defending itself against any claim (regardless of whether asserted by Company or any Holder or any other person) or liability in connection with the exercise or performance of any of its powers or duties hereunder), except as set forth below. The Trustee shall notify the Company promptly of any claim for which it may seek indemnity. Failure by the Trustee to so notify the Company shall not relieve the Company of its obligations hereunder. The Company shall defend the claim and the Trustee shall cooperate in the defense. In the event that a conflict of interest or conflicting defenses would arise in connection with the representation of the Company and the Trustee by the same counsel, the Trustee may have separate counsel and the Company shall pay the reasonable fees and expenses of such counsel. The Company need not pay for any settlement made without its consent, which consent shall not be unreasonably withheld.

        The obligations of the Company under this Section 7.7 shall survive the satisfaction and discharge of this Indenture.

        The Company need not reimburse any expense or indemnify against any loss or liability incurred by the Trustee through its own negligence or bad faith.

        To secure the Company's payment obligations in this Section 7.7, the Trustee shall have a Lien prior to the Notes on all money or property held or collected by the Trustee, except that held in trust to pay principal of (and premium, if any) and interest on particular Notes. Such Lien shall survive the satisfaction and discharge of this Indenture.

        When the Trustee incurs expenses or renders services after an Event of Default specified in Section 6.1(a)(viii) or (ix) occurs, the expenses and the compensation for the services are intended to constitute expenses of administration under any Bankruptcy Law.

        The provisions of this Section 7.7 shall survive the termination of this Indenture.

        Section 7.8 Replacement of Trustee.

        A resignation or removal of the Trustee and appointment of a successor Trustee shall become effective only upon the successor Trustee's acceptance of appointment as provided in this Section 7.8 and upon the Company's receipt of notice from the successor Trustee of such appointment.

        The Trustee may resign at any time and be discharged from the trust hereby created by so notifying the Company. The Holders of a majority in principal amount of the then outstanding Notes may remove the Trustee by so notifying the Trustee and the Company. The Company may remove the Trustee if:

                (1) the Trustee fails to comply with Section 7.10;

                (2) the Trustee is adjudged a bankrupt or an insolvent or an order for relief is entered with respect to the Trustee under any Bankruptcy Law;

                (3) a Custodian or public officer takes charge of the Trustee or its property; or

                (4) the Trustee becomes incapable of acting.

        If the Trustee resigns or is removed or if a vacancy exists in the office of Trustee for any reason, the Company shall promptly appoint a successor Trustee. Within one year after the successor Trustee takes office, the Holders of a majority in principal amount of the then outstanding Notes may appoint a successor Trustee to replace the successor Trustee appointed by the Company.

        If a successor Trustee does not take office within 60 days after the retiring Trustee resigns or is removed, the retiring Trustee, the Company or the Holders of at least 10% in principal amount of the then outstanding Notes may petition any court of competent jurisdiction for the appointment of a successor Trustee.

        If the Trustee after written request by any Holder who has been a Holder for at least six months fails to comply with Section 7.10, such Holder may petition any court of competent jurisdiction for the removal of the Trustee and the appointment of a successor Trustee.

        A successor Trustee shall deliver a written acceptance of its appointment to the retiring Trustee and to the Company. Thereupon, the resignation or removal of the retiring Trustee shall become effective, and the successor Trustee shall have all the rights, powers and duties of the Trustee under this Indenture. The successor Trustee shall mail a notice of its succession to the Holders. The retiring Trustee shall promptly transfer all property held by it as Trustee to the successor Trustee, provided that all sums owing to the Trustee hereunder have been paid and subject to the Lien provided for in Section 7.7. Notwithstanding replacement of the Trustee pursuant to this
Section 7.8, the Company's obligations under Section 7.7 shall continue for the benefit of the retiring Trustee, and the Company shall pay to any such replaced or removed Trustee all amounts owed under Section 7.7 upon such replacement or removal.

        Section 7.9 Successor Trustee by Merger, etc.

        If the Trustee consolidates, merges or converts into, or transfers all or substantially all of its corporate trust business to, another corporation or banking association, the successor corporation without any further act shall be the successor Trustee.

        Section 7.10 Eligibility; Disqualification.

        There shall at all times be a Trustee hereunder that shall (a) be a corporation organized and doing business under the laws of the United States of America or of any state thereof or of the District of Columbia authorized under such laws to exercise corporate trustee power, (b) be subject to supervision or examination by Federal or state or the District of Columbia authority, and (c) have a combined capital and surplus of at least $100,000,000 as set forth in its most recent published annual report of condition.

        This Indenture shall always have a Trustee who satisfies the requirements of TIA Sections 310(a)(1), 310(a)(2) and 310(a)(5). The Trustee is subject to TIA Section 310(b); provided, however, that there shall be excluded from the operations of TIA Section 310(b)(1) any indenture or indentures under which other securities, or certificates of interest or participation in other securities, of the Company are outstanding, if the requirements for such exclusion set forth in TIA Section 310(b)(1) are met.

        Section 7.11 Preferential Collection of Claims Against Company.

        The Trustee is subject to TIA Section 311(a), excluding any creditor relationship listed in TIA Section 311(b). A Trustee who has resigned or been removed shall be subject to TIA Section 311(a) to the extent indicated therein. The provisions of TIA Section 311 shall apply to the Company, as obligor on the Notes.

                                  ARTICLE VIII
               DISCHARGE; LEGAL DEFEASANCE AND COVENANT DEFEASANCE

        Section 8.1 Discharge; Option to Effect Legal or Covenant Defeasance.

        This Indenture shall cease to be of further effect (except that the Company's and the Subsidiary Guarantors' obligations under Section 7.7 and the Trustee's and the Paying Agent's obligations under Sections 8.6 and 8.7 shall survive) when all outstanding Notes theretofore authenticated and issued have been delivered (other than destroyed, lost or stolen Notes that have been replaced or paid) to the Trustee for cancellation and the Company or the Subsidiary Guarantors have paid all sums payable hereunder. In addition, the Company may elect at any time to have Section 8.2 or Section 8.3, at the Company's option, of this Indenture applied to all outstanding Notes upon compliance with the conditions set forth below in this Article VIII.

        Section 8.2 Legal Defeasance and Discharge.

        Upon the Company's exercise under Section 8.1 of the option applicable to this Section 8.2, except as set forth below, the Company and the Subsidiary Guarantors shall be deemed to have been discharged from their respective obligations with respect to all outstanding Notes on the date the conditions set forth below are satisfied (hereinafter, "Legal Defeasance"). Following such Legal Defeasance, (a) the Company shall be deemed to have paid and discharged the entire Indebtedness outstanding hereunder, and this Indenture shall cease to be of further effect as to all outstanding Notes and Subsidiary Guaranties, and
(b) the Company and the Subsidiary Guarantors shall be deemed to have satisfied all other of their respective obligations under the Notes, the Subsidiary Guaranties and this Indenture (and the Trustee, on demand of and at the expense of the Company, shall execute proper instruments acknowledging the same), except for the following which shall survive until otherwise terminated or discharged hereunder:

                (1) the rights of Holders to receive payments in respect of the principal of, premium, if any, and interest (and Liquidated Damages, if any) on such Notes when such payments are due from the trust described in Section 8.5;

                (2) the Company's obligations under Sections 2.4, 2.6, 2.7, 2.10, 4.2, 8.5, 8.6 and 8.7; and

                (3) the rights, powers, trusts, duties and immunities of the Trustee hereunder and the Company's and the Subsidiary Guarantors' obligations in connection therewith.

Subject to compliance with the provisions of this Article VIII, the Company may exercise its option under this Section 8.2 notwithstanding the prior exercise of its option under Section 8.3.

        Section 8.3 Covenant Defeasance.

        Upon the Company's exercise under Section 8.1 of the option applicable to this Section 8.3, the Company and the Subsidiary Guarantors shall be released from their respective obligations under the covenants contained in Sections 4.3, 4.4, 4.7, 4.8, 4.9, 4.10, 4.11, 4.12, 4.14, 4.15, 4.16, 4.17, 4.18 and 4.19 and
Article V on and after the date the conditions set forth below are satisfied (hereinafter, "Covenant Defeasance"), and the Notes shall thereafter be deemed not "outstanding" for the purposes of any direction, waiver, consent or declaration or act of Holders (and the consequences of any thereof) in connection with such covenants, but shall continue to be deemed "outstanding" for all other purposes hereunder. Following such Covenant Defeasance, (a) neither the Company nor any Subsidiary Guarantor need comply with, and none of them shall have any liability in respect of, any term, condition or limitation set forth in any such covenant, whether directly or indirectly, by reason of any reference elsewhere herein to any such covenant or by reason of any reference in any such covenant to any other provision herein or in any other document, but, except as specified above, the remainder of this Indenture, the Notes and the Subsidiary Guaranties shall be unaffected thereby, and (b) Sections 6.1(a)(iii) through 6.1(a)(x) shall not constitute Events of Default with respect to the Notes.

        Section 8.4 Conditions to Legal or Covenant Defeasance.

        The following shall be the conditions to the application of either
Section 8.2 or 8.3 to the outstanding Notes:

                (1) the Company shall irrevocably have deposited or caused to be deposited with the Trustee (or another trustee satisfying the requirements of Section 7.10 who shall agree to comply with the provisions of this Article VIII applicable to it), in trust, for the benefit of the Holders, cash, U.S. Government Obligations, or a combination thereof, in such amounts as will be sufficient, in the opinion of a nationally recognized firm of independent public accountants, to pay the principal of, premium, if any, and interest (and Liquidated Damages, if any) on such outstanding Notes on the stated date for payment thereof or on the applicable redemption date;

                (2) in the case of Legal Defeasance, the Company shall have delivered to the Trustee an opinion of counsel in the United States reasonably acceptable to the Trustee confirming that (i) the Company has received from, or there has been published by, the Internal Revenue Service a ruling or (ii) since the Issue Date, there has been a change in the applicable Federal income tax law, in either case to the effect that, and based thereon such opinion of counsel shall confirm that, the Holders will not recognize income, gain or loss for federal income tax purposes as a result of such Legal Defeasance and will be subject to federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such Legal Defeasance had not occurred;

                (3) in the case of Covenant Defeasance, the Company shall have delivered to the Trustee an opinion of counsel in the United States reasonably acceptable to such Trustee confirming that the Holders will not recognize income, gain or loss for federal income tax purposes as a result of such Covenant Defeasance and will be subject to federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such Covenant Defeasance had not occurred;

                (4) no Default or Event of Default shall have occurred and be continuing on the date of such deposit (other than a Default or Event of Default resulting from the borrowing of funds to be applied to such deposit);

                (5) such Legal Defeasance or Covenant Defeasance will not result in a breach or violation of, or constitute a default under, any material agreement or instrument to which the Company or any of its Subsidiaries is a party or by which the Company or any of its Subsidiaries is bound;

                (6) the Company shall have delivered to the Trustee an Officers' Certificate stating that the deposit was not made by the Company with the intent of preferring the Holders over the other creditors of the Company with the intent of defeating, hindering, delaying or defrauding other creditors of the Company or others;

                (7) the Company shall have delivered to the Trustee an Officers' Certificate and an opinion of counsel, each stating, subject to certain factual assumptions and bankruptcy and insolvency exceptions, that the conditions precedent provided for in, in the case of the Officers' Certificate, (a) through (f) and, in the case of the opinion of counsel, clauses (b), (c) and (e) of this paragraph, have been complied with; and

                (8) in the event all or any portion of the Notes are to be redeemed through such irrevocable trust, Company must make arrangements satisfactory to the Trustee, at the time of such deposit, for the giving of notice of such redemption or redemptions by the Trustee in the name and at the expense of Company.

        Section 8.5 Deposits to be Held in Trust; Other Miscellaneous
Provisions.

        Subject to Section 8.6, all cash and U.S. Government Obligations (including the proceeds thereof) deposited with the Trustee (or other qualifying trustee, collectively for purposes of this Section 8.5, the "Paying Agent") pursuant to Section 8.4 in respect of the outstanding Notes shall be held in trust and applied by the Paying Agent, in accordance with the provisions of such Notes and this Indenture, to the payment, either directly or through any other Paying Agent as the Trustee may determine, to the Holders of such Notes of all sums due and to become due thereon in respect of principal, premium, if any, and interest (and Liquidated Damages, if any).

        The Company shall pay and indemnify the Trustee against any tax, fee or other charge imposed on or assessed against the U.S. Government Obligations deposited pursuant to Section 8.4 or the principal and interest received in respect thereof other than any such tax, fee or other charge which by law is for the account of the Holders of outstanding Notes.

        Section 8.6 Repayment to the Company.

                (1) The Trustee or the Paying Agent shall deliver or pay to the Company from time to time upon the request of the Company any cash or U.S. Government Obligations held by it as provided in Section 8.4 which in the opinion of a nationally recognized firm of independent public accountants expressed in a written certification thereof delivered to the Trustee (which may be the opinion delivered under Section 8.4(a)), are in excess of the amount thereof that would then be required to be deposited to effect an equivalent Legal Defeasance or Covenant Defeasance.

                (2) Any cash and U.S. Government Obligations (including the proceeds thereof) deposited with the Trustee or any Paying Agent, or then held by the Company, in trust for the payment of the principal of, premium, if any, or interest (and Liquidated Damages, if any) on any Note and remaining unclaimed for two years after such principal, and premium, if any, or interest has become due and payable shall be paid to the Company on its request; and the Holder of such Note shall thereafter look only to the Company for payment thereof, and all liability of the Trustee or such Paying Agent with respect to such trust money shall thereupon cease; provided, however, that the Trustee or such Paying Agent, before being required to make any such repayment, shall at the expense of the Company cause to be published once, in the New York Times and The Wall Street Journal (national edition), notice that such money remains unclaimed and that, after a date specified therein, which shall not be less than 30 days from the date of such notification or publication, any unclaimed balance of such money then remaining will be repaid to the Company.

        Section 8.7 Reinstatement.

        If the Trustee or Paying Agent is unable to apply any cash or U.S. Government Obligations in accordance with Section 8.2 or 8.3, as the case may be, of this Indenture by reason of any order or judgment of any court or governmental authority enjoining, restraining or otherwise prohibiting such application, or if any event occurs at any time in the period ending on the 91st day after the date of deposit pursuant to Section 8.2 or 8.3 which event would constitute an Event of Default under Section 6.1(a)(ix) or (x) had Legal Defeasance or Covenant Defeasance, as the case may be, not occurred, then the Company's and the Subsidiary Guarantors' obligations under this Indenture and the Notes shall be revived and reinstated as though no deposit had occurred pursuant to Section 8.2 or 8.3 until such time as the Trustee or Paying Agent is permitted to apply such money in accordance with Section 8.2 or 8.3, as the case may be; provided, however, that, if the Company makes any payment of principal of, premium, if any, or interest (and Liquidated Damages, if any) on any Note following the reinstatement of its obligations, the Company shall be subrogated to the rights of the Holders of such Notes to receive such payment from the cash or U.S. Government Obligations held by the Trustee or Paying Agent.

                                   ARTICLE IX
                                   AMENDMENTS

        Section 9.1 Without Consent of Holders.

                (1) The Company, the Subsidiary Guarantors and the Trustee may amend or supplement this Indenture and the Notes without the consent of any Holder:

                    (1) to cure any ambiguity, defect or inconsistency;

                    (2) to provide for uncertificated Notes in addition to or in place of certificated Notes;

                    (3) to comply with Article V and Section 10.6;

                    (4) to make any change that would provide any additional
                rights or benefits to the Holders of the Notes or that does not adversely affect the legal rights hereunder or thereunder of any Holder;

                    (5) to comply with requirements of the Commission in order to effect or maintain the qualification of this Indenture under the TIA; or

                    (6) to release any Subsidiary Guaranty of the Notes
                permitted to be released under Section 10.7.

        Upon the request of the Company, accompanied by a resolution of the Board of Directors of the Company authorizing the execution of any such supplemental indenture or amendment, and upon receipt by the Trustee of the documents described in Section 9.6 required or requested by the Trustee, the Trustee shall join with the Company in the execution of any supplemental indenture or amendment authorized or permitted by the terms of this Indenture and shall make any further appropriate agreements and stipulations which may be therein contained, but the Trustee shall not be obligated to enter into such supplemental indenture or amendment that affects its own rights, duties or immunities under this Indenture or otherwise.

        Section 9.2 With Consent of Holders.

                (1) Subject to Sections 6.4 and 6.7, the Company and the Trustee, as applicable, may amend, or waive any provision of, this Indenture or the Notes, with the written consent of the Holders of at least a majority of the principal amount of the then outstanding Notes (including consents obtained in connection with a tender offer or exchange offer for Notes); provided, that no amendment to:

                    (i) increase the aggregate principal amount of, or interest rate on (unless the guarantees of the Designated Guarantors shall be amended to exclude any such increased interest amount from the obligations guaranteed), the Notes or change (to earlier dates) the dates upon which principal is due thereon;

                    (ii) alter the redemption or prepayment provisions thereof
                (other than to delay any payment or otherwise to reduce the obligations of any issuer) if such alteration affects the guarantee obligations of the Designated Guarantors under their respective guarantees of the Notes and this Indenture in any manner other than to reduce the same;

                    (iii) alter the Subordination Provisions (as defined in the
                Intercreditor Agreement);

                    (iv) alter the covenants and events of default under the
                Notes and this Indenture in a manner which would make such provisions more onerous or restrictive to any Designated Guarantor;

                    (v) alter the guaranty of any Designated Guarantor in any
                manner which could make the obligations under the same more onerous or could otherwise affect adversely the interests of such Designated Guarantor, or the agent or any lender under the Credit Facility; or

                    (vi) otherwise increase the obligations of the Issuer in
                respect of the Notes and this Indenture if such increase affects the obligations of the Designated Guarantors under their respective guaranties of the Notes and this Indenture in any manner;

will be effective until the Trustee has received a written notice of the agent under the Credit Facility of its consent thereto.

                (2) Upon the request of the Company, accompanied by a resolution of the Board of Directors of the Company authorizing the execution of any such supplemental indenture or amendment, and upon filing with the Trustee of evidence satisfactory to the Trustee of the consent of the Holders as aforesaid, and upon receipt by the Trustee of the documents described in Section 9.6, the Trustee shall join with the Company in the execution of such supplemental indenture or amendment unless such supplemental indenture or amendment affects the Trustee's own rights, duties or immunities under this Indenture or otherwise, in which case the Trustee may in its discretion, but shall not be obligated to, enter into such supplemental indenture.

                (3) It shall not be necessary for the consent of the Holders under this Section 9.2 to approve the particular form of any proposed supplemental indenture or amendment, but it shall be sufficient if such consent approves the substance thereof.

                (4) After a supplemental indenture or amendment under this
        Section 9.2 becomes effective, the Company shall mail to the Holders of each Note affected thereby a notice briefly describing the amendment or waiver. Any failure of the Company to mail such notice, or any defect therein, shall not, however, in any way impair or affect the validity of any such supplemental indenture, amendment or waiver.

                (5) Notwithstanding any other provision hereof, without the consent of each Holder affected, an amendment or waiver under this
        Section 9.2 may not (with respect to any Notes held by a non-consenting Holder):

                    (1) reduce the principal amount of Notes whose Holders must consent to an amendment, supplement or waiver;

                    (2) reduce the principal of, or the premium (including,
                without limitation, redemption premium) on, or change the fixed maturity of any Note or alter the provisions with respect to payment on redemption of the Notes or alter the price at which the Company shall offer to purchase such Notes pursuant to
                Section 4.10 or 4.14;


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
                    (3) reduce the rate of or change the time for payment of
                interest on any Note;

                    (4) waive a Default or Event of Default in the payment of
                principal of or premium, if any, or interest on the Notes (other than a Default in the payment of an amount due as a result of an acceleration if the Holder rescinds such acceleration pursuant to Section 6.2);

                    (5) make any Note payable in money other than that stated in the Notes;

                    (6) make any change in Section 6.4 or 6.7;

                    (7) waive a redemption payment with respect to any Note;

                    (8) make any change adversely affecting the contractual
                ranking of the Obligations of the Company under the Notes, this Indenture, the Security Agreements and the Registration Rights Agreement or of the Subsidiary Guarantors under their respective Subsidiary Guaranties; or

                    (9) make any change in this Section 9.2.

        Section 9.3 Compliance with Trust Indenture Act.

        If, at the time of an amendment to this Indenture or the Notes, this Indenture shall be qualified under the TIA, every amendment to this Indenture or the Notes shall be set forth in a supplemental indenture that complies with the TIA as then in effect.

        Section 9.4 Revocation and Effect of Consents.

        Until a supplemental indenture, an amendment or waiver becomes effective, a consent to it by a Holder of a Note is a continuing consent by the Holder and every subsequent Holder of a Note or portion of a Note that evidences the same debt as the consenting Holder's Note, even if notation of the consent is not made on any Note. A supplemental indenture, amendment or waiver becomes effective in accordance with its terms and thereafter binds every Holder.

        The Company may fix a record date for determining which Holders must consent to such supplemental indenture, amendment or waiver. If the Company fixes a record date, the record date shall be fixed at (i) the later of 30 days prior to the first solicitation of such consent or the date of the most recent list of Holders furnished to the Trustee prior to such solicitation pursuant to
Section 2.5, or (ii) such other date as the Company shall designate.

        Section 9.5 Notation on or Exchange of Notes.

        The Trustee may place an appropriate notation about a supplemental indenture, amendment or waiver on any Note thereafter authenticated. The Company in exchange for all Notes may issue and the Trustee shall authenticate new Notes that reflect the amendment or waiver.

        Failure to make the appropriate notation or issue a new Note shall not affect the validity and effect of such amendment or waiver.

        Section 9.6 Trustee to Sign Amendments, etc.


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
        The Trustee shall sign any amendment or supplemental indenture authorized pursuant to this Article IX if the amendment does not adversely affect the rights, duties, liabilities or immunities of the Trustee. If it does, the Trustee may, but need not, sign it. In signing or refusing to sign such amendment or supplemental indenture, the Trustee shall be entitled to receive, if requested, an indemnity reasonably satisfactory to it and to receive and, subject to Section 7.1, shall be fully protected in relying upon, an Officers' Certificate and an Opinion of Counsel as conclusive evidence that such amendment or supplemental indenture is authorized or permitted by this Indenture, that it is not inconsistent herewith, and that it shall be valid and binding upon the Company in accordance with its terms. The Company may not sign an amendment or supplemental indenture until the Board of Directors of the Company approves it.

                                    ARTICLE X
                              SUBSIDIARY GUARANTIES

        Section 10.1 Subsidiary Guaranty.

                (1) For good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, subject to Section 10.3, each Subsidiary Guarantor, jointly and severally, hereby unconditionally guarantees (such guaranties being referenced herein individually as a "Subsidiary Guaranty" and collectively, together with additional guaranties granted from time to time pursuant to Section 10.6, as the "Subsidiary Guaranties") to each Holder and the Trustee, irrespective of the validity or enforceability of the Obligations of the Company under this Indenture, the Notes or the Registration Rights Agreement:

                    (i) the due and punctual payment of the principal and
                premium, if any, of, and interest on, the Notes (including, without limitation, interest after the filing of a petition initiating any proceedings referred to in clause (ix) or (x) of
                Section 6.1(a)), whether at maturity or on an interest payment date, by acceleration, call for redemption or otherwise;

                    (ii) the due and punctual payment of interest on the overdue principal and premium, if any, of, and interest on, the Notes, if lawful;

                    (iii) the due and punctual payment of all other Obligations of the Company under the Notes, this Indenture and the Registration Rights Agreement, all in accordance with the terms set forth herein and in the Notes; and

                    (iv) in case of any extension of time of payment or renewal of any Notes or any of such other Obligations, the due and punctual payment thereof in accordance with the terms of the extension or renewal, whether at stated maturity, by acceleration or otherwise.

                (2) Failing payment when due by the Company of any amount so guaranteed for whatever reason, the Subsidiary Guarantors shall be jointly and severally obligated to pay the same immediately.

                (3) Each Subsidiary Guarantor hereby agrees that

                    (i) its Obligations hereunder shall be unconditional,
                irrespective of the validity, regularity or enforceability of the Notes, this Indenture or the Registration Rights Agreement, the absence of any action to enforce the same, any waiver or consent by any Holder with respect to any provisions hereof or thereof, any amendment of the Obligations of the Company under this Indenture or the Notes, the recovery of any judgment against the Company or any of its Subsidiaries, any action to enforce the same, or any other


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
                circumstance that might otherwise constitute a legal or equitable discharge or defense of a guarantor;

                    (ii) other than pursuant to Section 10.7, each Subsidiary
                Guaranty will not be discharged except by complete performance of the Obligations of the Company under the Notes, this Indenture and the Registration Rights Agreement; and

                    (iii) it shall not be entitled to and irrevocably waives
                diligence, presentment, demand of payment, filing of claim with a court in the event of insolvency or bankruptcy of the Company, any Subsidiary Guarantor, any other Subsidiary or any other obligor under the Notes, any right to require a proceeding first against the Company, any Subsidiary Guarantor, any other Subsidiary or any other obligor under this Indenture or the Notes, protest, notice and all demands whatsoever.

                (4) Each Subsidiary Guarantor shall be subrogated to all rights of the Holders of the Notes upon which its Subsidiary Guaranty is endorsed against the Company in respect of any amounts paid by such Subsidiary Guarantor on account of such Note pursuant to the provisions of its Subsidiary Guaranty or this Indenture, and each Subsidiary Guarantor shall have the right to seek contribution from any non-paying Subsidiary Guarantor; provided, that no Subsidiary Guarantor shall be entitled to enforce or receive any payments arising out of, or based upon, such rights of subrogation or contribution until the principal of (and premium, if any) and interest on the Notes issued hereunder shall have been paid in full (and, if any such payments shall be paid to or recovered by such Subsidiary Guarantor (whether directly or by way of set-off, recoupment or counterclaim), such payments shall be held in trust by such Subsidiary Guarantor for the benefit of the Trustee and the Holders, not commingled with any of such Subsidiary Guarantor's other funds and forthwith paid over to the Trustee, in the exact form received, together with any necessary endorsements, to be applied and credited against, or held as security for the Obligations hereunder.

                (5) If any Holder or the Trustee is required by any court or otherwise to return to the Company, any Subsidiary Guarantor, any other Subsidiary or any other obligor under this Indenture or the Notes, or any trustee, liquidator or other similar official, any amount paid by the Company, any Subsidiary Guarantor, any other Subsidiary or any other obligor under this Indenture or the Notes to the Trustee or such Holder, the Subsidiary Guaranties, to the extent theretofore discharged, shall be reinstated in full force and effect.

                (6) Each Subsidiary Guarantor agrees that, as between the Subsidiary Guarantors, on the one hand, and the Holders and the Trustee, on the other hand, (i) the maturity of the Obligations of the Company guaranteed hereby may be accelerated as provided in Section 6.2 for the purposes of the Subsidiary Guaranties, notwithstanding any stay, injunction or other prohibition preventing such acceleration as to the Company of the Obligations guaranteed hereby, and (ii) in the event of any declaration of acceleration of those Obligations as provided in
        Section 6.2, those Obligations (regardless of whether due and payable) will forthwith become due and payable by each of the Subsidiary Guarantors for the purpose of the Subsidiary Guaranties.

        Section 10.2 Execution and Delivery of the Subsidiary Guaranties.

                (1) To evidence the Subsidiary Guaranties, the Company and each Subsidiary Guarantor hereby agrees that


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
                    (i) a notation of the Subsidiary Guaranties substantially as set forth on Exhibit C hereto shall be endorsed on each Note authenticated and delivered by the Trustee;

                    (ii) such endorsement shall be executed on behalf of each
                Subsidiary Guarantor by its Chairman of the Board, President, Chief Financial Officer, Chief Operating Officer, Treasurer, Secretary or any Vice President; and

                    (iii) a counterpart signature page to this Indenture shall be executed on behalf of each Subsidiary Guarantor by its Chairman of the Board, President or one of its Vice Presidents and attested to by another officer acknowledging such Subsidiary Guarantor's agreement to be bound by the provisions hereof and thereof.

                (2) Each Subsidiary Guarantor hereby agrees that its Subsidiary Guaranty set forth in Section 10.1 shall remain in full force and effect notwithstanding any failure to endorse on each Note a notation of such Subsidiary Guaranty.

                (3) If an officer whose signature is on this Indenture no longer holds that office at the time the Trustee authenticates the Notes on which a Subsidiary Guaranty is endorsed, the Subsidiary Guaranty shall nevertheless be valid.

                (4) The delivery of any Note by the Trustee, after the authentication thereof hereunder, shall constitute due delivery of the Subsidiary Guaranties set forth in this Indenture on behalf of the Subsidiary Guarantors.

        Section 10.3 Limitation on Subsidiary Guarantor's Liability.

        Each Subsidiary Guarantor and by its acceptance hereof each Holder hereby confirms that it is the intention of all such parties that the guaranty by such Subsidiary Guarantor pursuant to its Subsidiary Guaranty not constitute a fraudulent transfer or conveyance for purposes of any federal or state law. To effectuate the foregoing intention, the Holders and the Subsidiary Guarantors hereby irrevocably agree that the obligations of each Subsidiary Guarantor under its Subsidiary Guaranty shall be limited to the maximum amount that will, after giving effect to all other contingent and fixed liabilities of such Subsidiary Guarantor and after giving effect to any collections from or payments made by or on behalf of the Company or any other Subsidiary Guarantor in respect of the Obligations of the Company under this Indenture or the Notes or of such other Subsidiary Guarantor under its Subsidiary Guaranty or of the Senior Credit Agreement Obligations (as defined in the Intercreditor Agreement) of such Subsidiary Guarantor, result in the Obligations of such Subsidiary Guarantor under its Subsidiary Guaranty or the Senior Credit Agreement (as defined in the Intercreditor Agreement) not constituting a fraudulent conveyance or fraudulent transfer under federal or state law or rendering such Subsidiary Guarantor insolvent.

        Section 10.4 Rights under the Subsidiary Guaranties.

                (1) No payment by any Subsidiary Guarantor pursuant to the provisions hereof shall give rise to any claim of the Subsidiary Guarantors against the Trustee or any Holder.

                (2) Each Subsidiary Guarantor waives notice of the issuance, sale and purchase of the Notes and notice from the Trustee or the Holders from time to time of any of the Notes of their acceptance and reliance on its Subsidiary Guaranty.

                (3) No set-off, counterclaim, reduction or diminution of any obligation or any defense of any kind or nature (other than performance by the Subsidiary Guarantors of their obligations


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
        hereunder) that any Subsidiary Guarantor may have or assert against the Trustee or any Holder shall be available hereunder to such Subsidiary Guarantor.

                (4) Each Subsidiary Guarantor shall pay all reasonable costs, expenses and fees, including all reasonable attorneys' fees, that may be incurred by the Trustee in enforcing or attempting to enforce the Subsidiary Guaranties or protecting the rights of the Trustee or the Holder, if any, in accordance with this Indenture.

        Section 10.5 Primary Obligations.

        The Obligations of each Subsidiary Guarantor hereunder shall constitute a guaranty of payment and not of collection. Each Subsidiary Guarantor agrees that it is directly liable to each Holder hereunder, that the Obligations of each Subsidiary Guarantor hereunder are independent of the Obligations of the Company or any other Subsidiary Guarantor, and that a separate action may be brought against each Subsidiary Guarantor, whether such action is brought against the Company or any other Subsidiary Guarantor or whether the Company or any other Subsidiary Guarantor is joined in such action. Each Subsidiary Guarantor agrees that its liability hereunder shall be immediate and shall not be contingent upon the exercise or enforcement by the Trustee or the Holders of whatever remedies they may have against the Company or any other Subsidiary Guarantor. Each Subsidiary Guarantor agrees that any release that may be given by the Trustee or the Holders to the Company or any other Subsidiary Guarantor shall not release such Subsidiary Guarantor.

        Section 10.6 Guarantee by Future Subsidiaries.

        The Company shall cause each Person that becomes a Wholly Owned Subsidiary after the Issue Date (regardless of whether through formation, acquisition, merger or otherwise) to, concurrently with so becoming a Wholly Owned Subsidiary to (a) become a Subsidiary Guarantor hereunder and execute and deliver to the Trustee an endorsement of its Subsidiary Guaranty in the form of Exhibit C attached hereto and a supplemental indenture in form reasonably satisfactory to the Trustee, pursuant to which such Wholly Owned Subsidiary shall unconditionally guarantee all of the Company's Obligations under the Notes, this Indenture and the Registration Rights Agreement as set forth in
Section 10.1, (b) execute Security Agreements (substantially in the form of the Security Agreements entered into on the Closing Date) necessary to grant to Trustee a valid, enforceable, perfected Lien on the Collateral described therein, and (c) deliver to the Trustee an Opinion of Counsel, in form reasonably satisfactory to the Trustee, to the effect that (i) such supplemental indenture, Subsidiary Guaranty and Security Agreements have been duly authorized, executed and delivered by such Restricted Subsidiary and (ii) such supplemental indenture, Subsidiary Guaranty and Security Agreements constitute legal, valid, binding and enforceable obligations of such Wholly Owned Subsidiary, subject to customary exceptions for bankruptcy, fraudulent transfer and equitable principles.

        Each Note issued after the date of execution by any Subsidiary Guarantor of a Subsidiary Guaranty shall be endorsed with a form of Subsidiary Guaranty that has been executed by such Subsidiary Guarantor. However, the failure of any Note to have endorsed thereon a Subsidiary Guaranty executed by such Subsidiary Guarantor shall not affect the validity or enforceability of such Subsidiary Guaranty against such Subsidiary Guarantor.

        Section 10.7 Release of Subsidiary Guarantors.

                (a) If all of the Capital Stock of any Subsidiary Guarantor is sold to a Person (other than the Company or any of its Subsidiaries) and the Net Proceeds from such Asset Sale are used in


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
        accordance with Section 4.10, then such Subsidiary Guarantor will be released and discharged from all of its obligations under its Subsidiary Guaranty of the Notes and this Indenture.

                (b) If any agent or lender under the Credit Facility shall (i) foreclose upon, (ii) with the Company's consent, transfer in lieu of foreclosure on or (iii) exercise any similar remedy with respect to, Equity Interests of any Designated Guarantor, the guaranty of such Designated Guarantor shall terminate and cease to be of any further force and effect.

                                   ARTICLE XI
                                SECURITY INTEREST

        Section 11.1 Grant of Security Interest.

                (1) In order to secure the performance of the Company's obligation to pay the principal amount of, premium, if any, and interest on the Notes when and as the same shall be due and payable, whether at maturity or on an interest payment date, by acceleration, call for redemption or otherwise, and interest on the overdue principal of and premium, if any, and interest, if lawful, on the Notes and performance of all other Obligations of the Company to the Holders and the Trustee under this Indenture and the Notes, according to their terms hereunder or thereunder, the Company and the Subsidiary Guarantors pursuant to the Security Agreements have unconditionally and absolutely granted to the Trustee for the benefit of itself and all Holders, a first priority security interest in all Collateral, whether owned on the Issue Date or thereafter acquired (the "Security Interest"); provided, that the Trustee's security interest in the Shared Collateral may be subordinated pursuant to the terms of the Intercreditor Agreement to a Lien securing Indebtedness outstanding pursuant to Section 4.9(b)(i) hereof. Without limiting the foregoing, the Company shall, and shall cause each of the Subsidiary Guarantors to, grant a Security Interest in all real assets (and related fixtures and equipment (other than equipment subject to Permitted Liens)) acquired after the date hereof.

                (2) The Security Interest as now or hereafter in effect shall be held for the Trustee and for the equal and ratable benefit and security of the Notes without preference, priority or distinction of any thereof over any other by reason, or difference in time, of issuance, sale or otherwise, and for the enforcement of the payment of principal of, premium, if any, and interest on the Notes in accordance with their terms.

                (3) The Company represents and warrants that it has executed and delivered, filed and recorded and/or will execute and deliver, file and record, all instruments and documents, and has done or will do or cause to be done all such acts and other things as are necessary to subject the Collateral to the Lien of the Security Agreements. The Company shall execute and deliver, file and record all instruments and do all acts and other things as may be reasonably necessary or advisable to perfect, maintain and protect the Security Interest and shall pay all filing, recording, mortgage or other taxes or fees incidental thereto.

                (4) The Company shall furnish to the Trustee (i) promptly after the recording or filing, or re-recording or re-filing of the Security Agreements and other security filings, an Opinion of Counsel (who may be counsel for the Company) stating that in the opinion of such counsel the Security Agreements and other security filings have been properly recorded, filed, re-recorded or re-filed so as to make effective and perfect the Security Interest intended to be created thereby and reciting the details of such action; and (ii) at least annually on the anniversary date of the execution and delivery of this Indenture, an Opinion of Counsel (who may be counsel for the Company) either stating that in the opinion of such counsel such action with respect to the recording, filing, re-


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
        recording or re-filing of the Security Agreements and other security filings has been taken as is necessary to maintain the Lien and Security Interest of the Security Agreements and other security filings, and reciting the details of such action, or stating that in the opinion of such counsel no such action is necessary to maintain such Lien and Security Interest.

                In giving the opinions required by this Section 11.1(d), such counsel may rely, to the extent recited in such opinions, on (i) certificates of relevant public officials; (ii) certificates of an officer or officers of the Company; (iii) photocopies of filed and recorded documents certified by public officials as being accurate copies of such documents; (iv) the opinions of other counsel reasonably acceptable to the Trustee with respect to matters governed by law of any jurisdiction other than the state in which such counsel is licensed to practice law; and (v) title insurance policies and commitments. In addition, such opinions may contain such qualifications, exceptions and limitations as are appropriate for similar opinions relating to the nature of the Collateral.

        Section 11.2 Suits to Protect the Collateral.

        To the extent permitted under the Security Agreements, the Intercreditor Agreement and this Indenture, the Trustee shall have power to institute and maintain such suits and proceedings as it may deem expedient to prevent any impairment of the Collateral by any acts which may be unlawful or in violation of this Indenture or the Security Agreements and such suits and proceedings as the Trustee may deem expedient to preserve or protect its interests and the interest of the Holders in the Collateral and in the profits, rents, revenues and other income arising therefrom (including power to institute an maintain suits or proceedings to restrain the enforcement of or compliance with any legislative or other governmental enactment, rule or order that may be unconstitutional or otherwise invalid if the enforcement of, or compliance with, such enactment, rule or order would impair the Security Interest thereunder or be prejudicial to the interest of the Holders or of the Trustee).

        Section 11.3 Further Assurances and Security.

        The Company represents and warrants that at the time the Security Agreements and this Indenture are executed, the Company (a) will have full right, power and lawful authority to grant, bargain, sell, release, convey, hypothecate, assign, mortgage, pledge, transfer and confirm, absolutely, the Collateral, in the manner and form done, or intended to be done, in the Security Agreements, free and clear of all Liens, except for Permitted Liens, and will forever warrant and defend the title to the same against the claims of all Persons whatsoever; (b) will execute, acknowledge and deliver to the Trustee, at the company's expense, at any time and from time to time such further assignments, transfer, assurances or other instruments as may, in the opinion of the Trustee, be required to effectuate the terms of this Indenture or the Security Agreements; and (c) will at any time and from time to time do or cause to be done all such acts and things as may be necessary or proper, or as may be required by the Trustee, to assure and confirm to the Trustee the Security Interest in the Collateral contemplated hereby and by the Security Agreements.

        Section 11.4 Release of Collateral.

        Unless a Default or Event of Default shall have occurred and be continuing, Collateral shall be released from the Liens created by the Security Agreements from time to time at the sole cost and expense of the Company:

                (i) upon payment in full of the Notes and all other Obligations then due and owing, or

                (ii) upon a Legal Defeasance or Covenant Defeasance, or


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                (iii) upon the sale or other disposition of such Collateral pursuant to an Asset Sale made in accordance with Section 4.10 hereof,

; provided, that the Trustee shall not release any Lien on any Collateral pursuant to clause (iii) above unless and until it shall have received each of the following:

                (1) an Officers' Certificate, dated the date on which Collateral shall be released, stating in substance as to certain matters (which statements shall be true), including the following:

                    (1) the reason the Company is requesting a release of the
                Collateral and a description of the use to be made of the Collateral to be released;

                    (2) that, in case of the application of Net Proceeds in
                accordance with Section 4.10(a)(iii)(B), the Company and/or its Restricted Subsidiaries, as the case may be, have taken and will take all steps necessary or desirable so that upon such application of Net Proceeds the Trustee shall receive a first priority security interest in the assets invested in by the Company or its Restricted Subsidiaries (subject to Permitted Liens);

                    (3) that no Default or Event of Default has occurred and is continuing at the time of or after giving effect to such release of Collateral; and

                    (4) that all conditions precedent in this Indenture and the
                Security Agreements relating to the release of the Collateral have been complied with.

                (2) An Opinion of Counsel that complies with Section 314(d) of the TIA stating that the certificate, opinions or other instruments which have been or are therewith delivered to and deposited with the Trustee conform to the requirements of this Indenture, that the Collateral to be released may be lawfully released from the Lien of the Security Agreements and that all conditions precedent in this Indenture and the Security Agreements relating to such release (including, without limitation, the requirement that the Trustee receive a first priority security interest in any assets invested in) have been complied with.

        Section 11.5 Reliance on Opinion of Counsel.

        The Trustee shall, before taking any action under this Article XI, be entitled to receive an Opinion of Counsel, stating the legal effect of such action, the steps necessary to consummate the same and to perfect the Trustee's priority with respect to any Lien in connection therewith and that such action will not be in contravention of the provisions thereof or this Indenture and such opinion shall be full protection to the Trustee for any action taken or omitted to be taken in reliance thereon.

        Section 11.6 Purchaser May Rely.

        A purchaser in good faith of the Collateral or any part thereof or interest therein which is purported to be transferred, granted or released by the Trustee as provided in this Article XI shall not be bound to ascertain, and may rely on the authority of the Trustee to execute, transfer, grant or release, or to inquire as to the satisfaction of any conditions precedent to the exercise of such authority, or to see to the application of the purchase price therefor.

        Section 11.7 Payment of Expenses.


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
        On demand of the Trustee, the Company forthwith shall pay or satisfactorily provide for the payment of all reasonable expenditures incurred by the Trustee under this Article XI, including, without limitation, the costs of title insurance, surveys, attorneys' fees and expenses, recording fees and taxes, transfer taxes, taxes on indebtedness and other expenses incidental thereto and al such sums shall be a Lien upon the Collateral prior to the Notes and shall be secured thereby.

                                   ARTICLE XII
                                  MISCELLANEOUS

        Section 12.1 Trust Indenture Act Controls.

        If any provision of this Indenture limits, qualifies or conflicts with the duties imposed by TIA Section 318(c), the imposed duties shall control.

        Section 12.2 Notices.

        Any notice or communication by the Company or the Trustee to the others is duly given if in writing and delivered in person or mailed by first-class mail (registered or certified, return receipt requested), telecopier or overnight air courier guaranteeing next day delivery, to the others' addresses:

        If to the Company:

        The Sports Club Company
        11100 Santa Monica Boulevard
        Suite 300
        Los Angeles, California  90025
        Attention:  Timothy O'Brien
        Telecopier No.:  (310) 479-5740

        If to the Trustee:

        U.S. Bank Trust National Association
        100 Wall Street
        New York, NY 10005
        Attention:  Corporate Trust Administration
                    SPFT 0210
        Telecopier No.:  (212) 809-5459

        The Company or the Trustee by notice to the others may designate additional or different addresses for subsequent notices or communications.

        All notices and communications (other than those sent to Holders) shall be deemed to have been duly given: at the time delivered by hand, if personally delivered; upon receipt, if deposited in the mail, postage prepaid; when receipt acknowledged, if telecopied; and the next Business Day after timely delivery to the courier, if sent by overnight air courier guaranteeing next day delivery. All notices and communications to the Trustee shall be deemed to have been duly given only if actually received by the Trustee.

        Any notice or communication to a Holder shall be mailed by first-class mail, to his address shown on the register kept by the Registrar. Failure to mail a notice or communication to a Holder or any defect in it shall not affect its sufficiency with respect to other Holders.

        If a notice communication is mailed in the manner provided above within the time prescribed, it is duly given, regardless of whether the addressee receives it.

        If the Company mails a notice or communication to Holders, it shall mail a copy to the Trustee and each Agent at the same time.

        Section 12.3 Communication by Holders with Other Holders.

        Holders may communicate pursuant to TIA Section 312(b) with other Holders with respect to their rights under this Indenture or the Notes. The Company, the Trustee, the Registrar and any other person shall have the protection of TIA Section 312(c).

        Section 12.4 Certificate and Opinion as to Conditions Precedent.

        Upon any request or application by the Company to the Trustee to take any action under this Indenture, the Company shall furnish to the Trustee:

                (1) an Officers' Certificate in form and substance reasonably satisfactory to the Trustee (which shall include the statements set forth in Section 12.5) stating that, in the opinion of the signers, all conditions precedent and covenants, if any, provided for in this Indenture relating to the proposed action have been complied with; and

                (2) an Opinion of Counsel in form and substance reasonably satisfactory to the Trustee (which shall include the statements set forth in Section 12.5) stating that, in the opinion of such counsel, all such conditions precedent and covenants have been complied with.

        Section 12.5 Statements Required in Certificate or Opinion.

        Each certificate or opinion with respect to compliance with a condition or covenant provided for in this Indenture (other than a certificate provided pursuant to TIA Section 314(a)(4)) shall include:

                (1) a statement that the Person making such certificate or opinion has read such covenant or condition;

                (2) a brief statement as to the nature and scope of the examination or investigation upon which the statements or opinions contained in such certificate or opinion are based;

                (3) a statement that, in the opinion of such Person, he has made such examination or investigation as is necessary to enable him to express an informed opinion as to whether such covenant or condition has been complied with; and

                (4) a statement as to whether, in the opinion of such Person, such condition or covenant has been complied with,

provided that with respect to matters of fact, an Opinion of Counsel may rely upon an Officers' Certificate or a certificate of a public official.

        Section 12.6 Rules by Trustee and Agents.


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
        The Trustee may make reasonable rules for action by or at a meeting of Holders. The Registrar or Paying Agent may make reasonable rules and set reasonable requirements for its functions.

        Section 12.7 Legal Holidays.

        If a payment date is a Legal Holiday at a place of payment, payment may be made at that place on the next succeeding day that is not a Legal Holiday, and no interest shall accrue for the intervening period.

        Section 12.8 No Recourse Against Others.

        No director, officer, employee, incorporator, stockholder or controlling person of the Company or any Subsidiary Guarantor, as such, shall have any liability for any obligations of the Company or any Subsidiary Guarantor under the Notes, this Indenture or the Registration Rights Agreement or for any claim based on, in respect of, or by reason of such obligations or their creation. Each Holder by accepting a Note waives and releases all such liability. The waiver and release shall be part of the consideration for the issuance of the Notes and the Subsidiary Guaranties. Notwithstanding the foregoing, nothing in this provision shall be construed as a waiver or release of any claims under the Federal securities laws.

        Section 12.9 Governing Law.

        THIS INDENTURE SHALL BE CONSTRUED AND INTERPRETED, AND THE RIGHTS OF THE PARTIES DETERMINED, IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK, AS APPLIED TO CONTRACTS MADE AND PERFORMED WITHIN THE STATE OF NEW YORK, INCLUDING, WITHOUT LIMITATION, SECTIONS 5-1401 AND 5-1402 OF THE NEW YORK GENERAL OBLIGATIONS LAW AND NEW YORK CIVIL PRACTICE LAWS AND RULES 327(b). THE COMPANY HEREBY IRREVOCABLY SUBMITS TO THE JURISDICTION OF ANY NEW YORK STATE COURT SITTING IN THE BOROUGH OF MANHATTAN IN THE CITY OF NEW YORK OR ANY FEDERAL COURT SITTING IN THE BOROUGH OF MANHATTAN IN THE CITY OF NEW YORK IN RESPECT OF ANY SUIT, ACTION OR PROCEEDING ARISING OUT OF OR RELATING TO THIS INDENTURE, AND IRREVOCABLY ACCEPTS FOR ITSELF AND IN RESPECT OF ITS PROPERTY, GENERALLY AND UNCONDITIONALLY, JURISDICTION OF THE AFORESAID COURTS. THE COMPANY IRREVOCABLY WAIVES, TO THE FULLEST EXTENT IT MAY EFFECTIVELY DO SO UNDER APPLICABLE LAW, TRIAL BY JURY AND ANY OBJECTION THAT IT MAY NOW OR HEREAFTER HAVE TO THE LAYING OF THE VENUE OF ANY SUCH SUIT, ACTION OR PROCEEDING BROUGHT IN ANY SUCH COURT AND ANY CLAIM THAT ANY SUCH SUIT, ACTION OR PROCEEDING BROUGHT IN ANY SUCH COURT HAS BEEN BROUGHT IN AN INCONVENIENT FORUM. THE COMPANY IRREVOCABLY CONSENTS, TO THE FULLEST EXTENT IT MAY EFFECTIVELY DO SO UNDER APPLICABLE LAW, TO THE SERVICE OF PROCESS OF ANY OF THE AFOREMENTIONED COURTS IN ANY SUCH ACTION OR PROCEEDING BY THE MAILING OF COPIES THEREOF BY REGISTERED OR CERTIFIED MAIL, POSTAGE PREPAID, TO THE COMPANY AT ITS ADDRESS SET FORTH HEREIN, SUCH SERVICE TO BECOME EFFECTIVE 30 DAYS AFTER SUCH MAILING. NOTHING HEREIN SHALL AFFECT THE RIGHT OF ANY PURCHASER TO SERVE PROCESS IN ANY OTHER MANNER PERMITTED BY LAW OR TO COMMENCE LEGAL PROCEEDINGS OR OTHERWISE PROCEED AGAINST THE COMPANY IN ANY OTHER JURISDICTION.

        Section 12.10 No Adverse Interpretation of Other Agreements.

        This Indenture may not be used to interpret another indenture, loan or debt agreement of the Company or any of its Subsidiaries. Any such indenture, loan or debt agreement may not be used to interpret this Indenture.

        Section 12.11 Successors.

        All agreements of the Company and any Subsidiary Guarantors in this Indenture and the Notes shall bind their respective successors. All agreements of the Trustee in this Indenture shall bind its successor.

        Section 12.12 Severability.

        In case any provision in this Indenture or in the Notes shall be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.

        Section 12.13 Counterpart Originals.

        The parties may sign any number of copies of this Indenture. Each signed copy shall be an original, but all of them together represent the same agreement.

        Section 12.14 Table of Contents, Headings, etc.

        The Table of Contents, Cross-Reference Table and headings of the Articles and Sections of this Indenture have been inserted for convenience of reference only, are not to be considered a part hereof and shall in no way modify or restrict any of the terms or provisions hereof.

                            (Signature pages follow.)

        IN WITNESS WHEREOF, the parties hereto have executed and delivered this Indenture as of the date first written above.

                                  Company:

                                  THE SPORTS CLUB COMPANY


                                  By:       /s/ John M. Gibbons
                                            ------------------------------------
                                  Name:     John M. Gibbons
                                  Title:    President


Attest:


By:        /s/ Lois Barberio
           ----------------------------------
Name:      Lois Barberio



                             Subsidiary Guarantors:
                             ----------------------

CANOGA AGOURA SPECTRUM CLUB, INC.

                                         LA/IRVINE SPORTS CLUBS, LTD.


By:        /s/ Timothy O'Brien           By: Sports Club, Inc. of California,
   -------------------------------           its general partner
Name:      Timothy O'Brien
Title:     Chief Financial Officer



                                         By:     /s/ Timothy O'Brien
                                            -------------------------------
GREEN VALLEY SPECTRUM CLUB, INC.         Name:   Timothy O'Brien
                                         Title:  Chief Financial Officer


By:        /s/ Timothy O'Brien
   -------------------------------
Name:      Timothy O'Brien               PONTIUS REALTY, INC.
Title:     Chief Financial Officer



                                         By:     /s/ Timothy O'Brien
                                            -------------------------------
HFA SERVICES, INC.                       Name:   Timothy O'Brien
                                         Title:  Chief Financial Officer



By:        /s/ Timothy O'Brien
   -------------------------------
Name:      Timothy O'Brien               SCC SPORTS CLUB, INC.
Title:     Chief Financial Officer



                                         By:     /s/ Timothy O'Brien
                                            -------------------------------
IRVINE SPORTS CLUB, INC.                 Name:   Timothy O'Brien
                                         Title:  Chief Financial Officer



By:        /s/ Timothy O'Brien
   -------------------------------
Name:      Timothy O'Brien

Title:     Chief Financial Officer

                                         SPORTS CLUB, INC. OF CALIFORNIA



SEPULVEDA REALTY AND
DEVELOPMENT CO., INC.                    By:     /s/ Timothy O'Brien
                                            -------------------------------
                                         Name:   Timothy O'Brien
                                         Title:  Chief Financial Officer

By:        /s/ Timothy O'Brien
   -------------------------------
Name:      Timothy O'Brien
Title:     Chief Financial Officer       TALLA NEW YORK, INC.





SF SPORTS CLUB, INC.                     By:     /s/ Timothy O'Brien
                                            -------------------------------
                                         Name:   Timothy O'Brien
                                         Title:  Chief Financial Officer

By:        /s/ Timothy O'Brien
   -------------------------------
Name:      Timothy O'Brien
Title:     Chief Financial Officer       TVE, INC.



SPECTRUM CLUB ANAHEIM                    By:     /s/ Timothy O'Brien
                                            -------------------------------
                                         Name:   Timothy O'Brien
                                         Title:  Chief Financial Officer

By:        /s/ Timothy O'Brien
   -------------------------------
Name:      Timothy O'Brien
Title:     Chief Financial Officer       THE SPECTRUM CLUB COMPANY, INC.



SPECTRUM LIQUIDATING CORP.               By:     /s/ Timothy O'Brien
                                            -------------------------------
                                         Name:   Timothy O'Brien
                                         Title:  Chief Financial Officer

By:        /s/ Timothy O'Brien
   -------------------------------
Name:      Timothy O'Brien
Title:     Chief Financial Officer       By:     /s/ Timothy O'Brien
                                            -------------------------------
                                         Name:   Timothy O'Brien
                                         Title:  Chief Financial Officer

THE SPORTS CONNECTION HOLDING
COMPANY

                                         WASHINGTON D.C. SPORTS CLUB, INC.


By:        /s/ Timothy O'Brien
   -------------------------------
Name:      Timothy O'Brien               By:     /s/ Timothy O'Brien
Title:     Chief Financial Officer          -------------------------------
                                         Name:   Timothy O'Brien
                                         Title:  Chief Financial Officer

THE SPORTSMED COMPANY, INC.


By:        /s/ Timothy O'Brien
   -------------------------------
Name:      Timothy O'Brien
Title:     Chief Financial Officer

                                         Trustee:

                                         U.S. BANK TRUST NATIONAL ASSOCIATION
                                         Trustee

                                         By:     /s/ Richard Prokosch
                                            -------------------------------
                                         Name:   Richard Prokosch
                                         Title:  Assistant Vice President